                                                                 EXHIBIT (d)(1)

                             AMERICAN GENERAL LIFE

                               INSURANCE COMPANY

                                A STOCK COMPANY

Home Office:
Houston, Texas

2727-A Allen Parkway       POLICY NUMBER: 0000000000
P. O. Box 4880
Houston, Texas 77019

(800) 340-2765

WE WILL PAY THE DEATH BENEFIT PROCEEDS to the Beneficiary if the Insured dies prior to the Maturity Date and while this policy is in force. Payment will be made after We receive due proof of the Insured's death, and will be subject to the terms of this policy. The method for determining the amount payable is stated in the Death Benefit Proceeds provision.

WE WILL PAY THE CASH SURRENDER VALUE of this policy to the Owner on the Maturity Date if the Insured is living on that date and if this policy is in force.

THE AMOUNT OR DURATION OF THE DEATH BENEFIT PROCEEDS AND THE ACCUMULATION VALUES PROVIDED BY THIS POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. ACCUMULATION VALUES MAY INCREASE OR DECREASE.

The consideration for this policy is the application and payment of the first premium. The first premium must be paid on or before delivery of this policy.

This is a FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date and while this policy is in force. Investment results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible and will be based on the amount and frequency of premiums paid and the investment results of the Separate Account. NON-PARTICIPATING--NOT ELIGIBLE FOR DIVIDENDS.

                   NOTICE OF TEN DAY RIGHT TO EXAMINE POLICY

YOU MAY RETURN THIS POLICY WITHIN TEN DAYS AFTER DELIVERY IF YOU ARE NOT SATISFIED WITH IT FOR ANY REASON. THE POLICY MAY BE RETURNED TO US OR TO THE REGISTERED REPRESENTATIVE THROUGH WHOM IT WAS PURCHASED. UPON SURRENDER OF THIS POLICY WITHIN THE TEN DAY PERIOD, IT WILL BE DEEMED VOID FROM THE DATE OF ISSUE, AND WE WILL REFUND THE GREATER OF: (1) ANY PREMIUMS RECEIVED BY US; OR
(2) YOUR ACCUMULATION VALUE AS OF THE FIRST VALUATION DATE OCCURRING ON OR NEXT FOLLOWING THE DATE ON WHICH YOUR REQUEST IS RECEIVED PLUS ANY CHARGES THAT HAVE BEEN DEDUCTED.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.


------------------------------------  -----------------------------------
Secretary                             President

           FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
                          READ YOUR POLICY CAREFULLY

07921

                                     INDEX

Annual Report                                                                24
Cash Surrender Value                                                         11
Cash Value                                                                   11
Change of Ownership or Beneficiary                                           20
Changing the Death Benefit Option                                             7
Changing the Specified Amount                                               6-7
Contract                                                                      4
Cost of Insurance Rate Table                                                 28
Date of Issue                                                                 4
Death Benefit and Death Benefit Options                                     5-6
Death Benefit Corridor Rates                                                 29
Dollar Cost Averaging                                                        17
General Account                                                              10
General Provisions                                                        22-26
Grace Period                                                                 13
Incontestability                                                             22
Investments of the Separate Account                                           8
Maturity Date                                                                 3
Monthly Administration Fee                                                   12
Monthly Guarantee Premium                                                 13-14
Monthly Guarantee Premium Period                                              3
Owner                                                                         4
Payment Options                                                           20-22
Policy Loans                                                              18-19
Policy Values Provisions                                                  10-15
Premium Expense Charge                                                        5
Premium Payments                                                            4-5
Reinstatement                                                             24-25
Separate Account Provisions                                                 8-9
Specified Amount                                                              7
Suicide                                                                      23
Surrender Charges                                                         30-31
Surrender, Full and Partial                                                  14
Suspension and Deferral of Payments                                       17-18
Transfer Provision                                                        15-16
Valuation of Assets                                                           8
Valuation Dates                                                               9
Valuation Units                                                               8
When This Policy Terminates                                                  24

                                  DEFINITIONS

COMPANY REFERENCE. "We", "Our", "Us", or "Company" mean American General Life Insurance Company.

"YOU", "YOUR." The words "You" or "Your" mean the Owner of this policy.

HOME OFFICE. Our office at 2727-A Allen Parkway, Houston, Texas 77019; Mailing Address P. O. Box 4880, Houston, Texas 77210-4880.

PAYMENT PROCESSING CENTER. Our center for processing premium payments at #1 Franklin Square, Springfield, IL 62712-0001; Mailing Address P. O. Box 4880, Houston, Texas 77210-4880.

WRITTEN, IN WRITING. A written request or notice in acceptable form and content, which is signed and dated, and received at Our Home Office.

PREMIUM CLASS. We may offer any or all of the following Premium Classes. The Premium Class of this policy is shown on the Policy Schedule as one or a combination of the following terms:

   PREFERRED PLUS. The term "Preferred Plus" means the cost of insurance is based on the Insured being an exceptional mortality risk and a non-user of tobacco and other products that contain nicotine.

   PREFERRED. The term "Preferred" means the cost of insurance is based on the Insured being a better than average mortality risk.

   STANDARD. The term "Standard" means the cost of insurance is based on the Insured being an average mortality risk.

                                    NOTICE
                    This Policy Is A Legal Contract Between
                       The Policy Owner And The Company.

 07921                              Page 2

TOBACCO. The term "Tobacco" means the cost of insurance is based on the Insured being a user of tobacco or other products that contain nicotine.

NON-TOBACCO. The term "Non-Tobacco" means the cost of insurance is based on the Insured being a non-user of tobacco and other products that contain nicotine.

JUVENILE. The term "Juvenile" means the Insured's age nearest birthday was 17 or less on the Date of Issue. Cost of insurance rates Stated in Juvenile policies for insurance ages 18 and above are rates for users of tobacco or other products that contain nicotine. (Rates are not classified on the basis of the Insured being a user or non-user of tobacco or other products that contain nicotine at ages 0 through 17.)

Prior to the policy anniversary nearest the Insured's 18th birthday a request for Non-Tobacco rates may be submitted. See page 25, "Rates on Policy Anniversary Nearest Insured's 18th Birthday."

SPECIAL. The term "Special" means "Sub- standard" or "Rated". This means an extra amount is being charged due to the Insured's health, occupation or avocation.

 07921                              Page 2A

                                POLICY SCHEDULE

  Insured:                         John Doe Policy Number:           000000000
  Insurance Age:                         35 Date of Issue:        July 1, 2007
  Base Coverage:                  $  50,000 Maturity Date:        July 1, 2093
  Supplemental Coverage:          $       0
  Initial Specified Amount:       $  50,000 Death Benefit Option:            1

  This Is A [Sex Distinct] Policy

   BASE POLICY                                   MONTHLY COST   YEARS PAYABLE
   -----------                                   ------------   -------------
   Variable Universal Life                       See Page 28         86

Premium Class:                                     Preferred Plus
Initial Premium:                                   $830.64
Planned Periodic Premium:                          $830.64 Payable Annually
Monthly Deduction Day:                             1/st/ Day of Each Month

Minimum Death Benefit Amount (After A
   Decrease In Specified Amount):                  [$50,000]

Monthly Guarantee Premium:                         [$20.00]

Monthly Guarantee Premium Period:                  [20 Years]

Minimum Partial Surrender:                         [$500.00]

Minimum Value That May Be Retained In A
   Division After A Partial Surrender:             [$500.00]
                                                   Annual Effective     Monthly
Guaranteed Interest Rate:                                 3.0%          0.2466%
Mortality Table:                                   2001 Commissioners Standard
                                                   Ordinary Male or Female,
                                                   Smoker or Non-Smoker
                                                   Ultimate Mortality Table
Death Benefit Compliance Test:                     [Guideline Premium]

Maximum Net Amount At Risk If Death                [3] Times The Initial
  Benefit Option 3 Is Selected:                    Specified Amount Stated On
                                                   This Page

Coverage may expire prior to the Maturity Date shown where either no premiums are paid following payment of the initial premium, or subsequent premiums are insufficient to continue coverage to such date.

                       This Is A[n] [State Name] Policy

 07921                              Page 3

POLICY SCHEDULE CONTINUED - POLICY NUMBER                                   000000000

ADDITIONAL BENEFITS PROVIDED BY RIDERS                              MONTHLY COST YEARS PAYABLE
--------------------------------------                              ------------ -------------
Guaranteed Minimum Death Benefit Rider
   Rider Charge (Deducted from Policy Accumulation Value):           See Rider        86
   Charges Deducted from CG Account Value:

       CG Cost of Insurance:                                         See Rider        86

       CG Premium Expense Charge Percentage:                            [5.0%]

       CG Monthly Administration Fee:                                 [$10.00]

       CG Monthly Expense Charge:                                        $6.50
   CG Monthly Expense Charge Duration:
       First [5] Policy Years and
       First [5] Years of an Increase
   CG Interest Rate:                                                      [5%]

   Separate Account Factor:
   General Account Factor:                                               [70%]

   Restricted Funds (See Rider For Details):                             [90%]

   [AIM V.I. Global Real Estate Fund
   AIM V.I. International Growth Fund
   Credit Suisse Trust Small Cap Core I Portfolio
   Dreyfus VIF International Value Fund
   Franklin Templeton VIP Franklin Small Cap Value Securities Fund
   Janus Aspen International Growth Portfolio
   JPMorgan International Equity Portfolio
   MFS (R) VIT Series Trust II New Discovery Series
   Oppenheimer Global Securities Fund/VA
   PIMCO VIT CommodityRealReturn Strategy Portfolio
   Putnam VT Small Cap Value Fund
   VALIC Company I International Equities Fund
   VALIC Company I Small Cap Index Fund]

 07921                          Page 3 (Cont'd)

POLICY SCHEDULE CONTINUED - POLICY NUMBER 0000000000

Charges Deducted From The Separate Account

   Mortality and Expense Charge. Deductions from the Separate Account will be made at an annual rate not to exceed the rates stated below. The actual deduction will be made on a daily basis. The initial current rate on a daily basis is [0.001917%].

 POLICY YEARS                CURRENT ANNUAL RATE      GUARANTEED ANNUAL RATE
 ------------              ------------------------  ------------------------
 1-10.....................         [0.70%]                    0.70%
 11-20....................         [0.35%]                    0.35%
 Thereafter...............         [0.00%]                    0.15%

Expense Charges:

   Premium Tax (If Applicable). Depending on the laws of the jurisdiction in which this policy was issued, and subject to future changes in residence, a percentage of each premium may be deducted for premium tax. Premium tax rates are subject to change. The premium tax rate for this policy on the Date of Issue is [0%].

  PREMIUM EXPENSE CHARGE:                                 CURRENT  GUARANTEED
  -----------------------                                 -------  ----------
  (Adjustable Premium Expense Charge Percentage).........   [5.0%]     7.5%

                                                          CURRENT  GUARANTEED
                                                          -------  ----------
  Monthly Administration Fee:............................ [$10.00]   $10.00
  Monthly Expense Charge For First Five Years:........... [$ 6.50]

Base Policy Charges and Fees

   Cost of Insurance Charges. Guaranteed maximum cost of insurance rates per $1,000 of Net Amount at Risk are shown on page 28.

   Surrender Charges. Surrender Charges will apply if the policy is surrendered or the Initial Base Coverage is reduced during the Surrender Charge Period following the Date of Issue. Surrender Charges will also apply during the Surrender Charge Period following an increase in Base Coverage. Surrender Charges applicable to this policy appear on pages 30 and 31.

 07921                              Page 3A

CONTRACT. Your policy is a legal contract that You have entered into with Us. You have paid the first premium and have submitted an application, a copy of which is attached. In return, We promise to provide the insurance coverage described in this policy.

The entire contract consists of:

1. The base policy;

2. The riders that add benefits to the base policy, if any;

3. Endorsements, if any; and

4. The attached copy of Your application, and any amendments or supplemental applications.

DATE OF ISSUE. The Date of Issue of this policy is the date on which the first premium is due. The Date of Issue is also the date from which all policy years, anniversaries, and Monthly Deduction dates are determined.

OWNER. The Owner is as stated in the application unless later changed. During the Insured's lifetime, the Owner may exercise every right the policy confers or We allow (subject to the rights of any assignee of record). You may have multiple Owners of this policy. In that case, the authorizations of all Owners are required for all policy changes except for transfers, premium allocations and deduction allocations. We will accept the authorization of one Owner for transfers and changes in premium and deduction allocations. The Owner and the Insured may be the same person but do not have to be. If an Owner dies while the policy is in force and the Insured is living, ownership rights pass on to a successor Owner recorded in Our records, if any; otherwise ownership rights pass to the estate of the Owner.

                               PREMIUM PAYMENTS

All premiums after the first are payable in advance. Premium payments are flexible. This means You may choose the amount and frequency of payments. The actual amount and frequency of premium payments will affect the Cash Values and the amount and duration of insurance. Please refer to the Policy Values Provision for a detailed explanation.

PLANNED PERIODIC PREMIUMS. The amount and frequency of the Planned Periodic Premiums You selected are shown on the Policy Schedule. You may request a change in the amount and frequency. We may limit the amount of any increase. (See "Maximum Premium").

UNSCHEDULED ADDITIONAL PREMIUMS. You may pay additional premiums at any time before the Maturity Date shown on the Policy Schedule. We may limit the number and amount of additional premiums. (See "Maximum Premium" and "Maximum Net Amount at Risk").

MAXIMUM PREMIUM. We reserve the right to refund any premium that would cause this policy to fail to qualify as life insurance under the Death Benefit Compliance Test selected, and under applicable tax laws. The test selected is shown on the Policy Schedule.

MAXIMUM NET AMOUNT AT RISK. We reserve the right to refund any premium that would cause an immediate increase in the Net Amount at Risk unless the Insured is living and provides evidence of insurability satisfactory to Us. We may automatically effect a partial surrender or reduce the Death Benefit, both of which may have federal tax consequences, if the Net Amount at Risk exceeds Our limitations. Net Amount at Risk is the excess of the Death Benefit over the Accumulation Value of the policy.

 07921                              Page 4

PREMIUM EXPENSE CHARGE. The Premium Expense Charge is calculated by multiplying the premium paid (after the deduction of any state premium tax) by the Premium Expense Charge Percentage. The Premium Expense Charge Percentage is adjustable, but will never be more than the guaranteed Premium Expense Charge Percentage shown on the Policy Schedule.

NET PREMIUM. The term Net Premium as used in this policy means "The premium paid, less any applicable state premium tax and less the Premium Expense Charge" except as follows: No Premium Expense Charge will be deducted if the source of the premium is Cash Surrender Values applied from another policy issued by the Company. (We refer to this as an internal rollover).

ALLOCATION OF NET PREMIUMS. The initial allocation of Net premiums is shown in the application for this policy and will remain in effect until changed by Written notice from the Owner. The percentage allocation for future Net Premiums may be changed at any time by Written notice.

The initial Net Premium will be allocated to the money market investment option on the later of the following dates:

1. The Date of Issue; or

2. The date all requirements needed to place the policy in force have been satisfied, including underwriting approval and receipt in the Home Office of the necessary premium.

The initial Net Premium will remain in the money market investment option until the first Valuation Date following the 15th day after it was applied. Any additional Net Premiums received prior to the first Valuation date which follows the 15th day after the initial Net Premium was applied will be allocated to the money market investment option until such Valuation Date. At that time, We will transfer the Accumulation Value to the selected investment option(s). Each Net Premium received after such Valuation Date will be applied directly to the selected investment option(s) as of the Business Day received.

Changes in the allocation of Net Premiums will be effective on the date We receive the Owner's notice. The allocation may be 100% to any available option or may be divided among several available options in whole percentage points totaling 100%.

WHERE TO PAY. You may make Your payments to Us at Our Home Office, Our Payment Processing Center or to an authorized agent. All premium checks must be made payable to the Company. A receipt signed by in officer of the Company will be furnished upon request.

                    DEATH BENEFIT AND DEATH BENEFIT OPTIONS

DEATH BENEFIT PROCEEDS. If the Insured dies prior to the Maturity Date and while this policy is in force, We will pay the Death Benefit Proceeds to the Beneficiary. The Death Benefit Proceeds will be subject to:

1. The Death Benefit Option in effect on the date of death; and

2. Any increases or decreases made to the Specified Amount. The Initial Specified Amount is shown on the Policy Schedule.

Guidelines for changing the Death Benefit Option or the Specified Amount will be found in "Changing Your Insurance Policy."

Any premium received after the date of death will be refunded and will not be included in the Accumulation Value for purposes of calculating the Death Benefit Amount. The Death Benefit Proceeds will be the Death Benefit Amount, after reversing any premium received after the date of death, less any outstanding policy loans and will be subject to the other provisions of the "Beneficiary and Proceeds" section.

 07921                              Page 5

DEATH BENEFIT COMPLIANCE TEST. Death Benefit Compliance Tests are used to determine if a policy will qualify as life insurance under applicable tax laws. There are two compliance tests which may be used: The Guideline Premium Test and the Cash Value Accumulation Test. The test which You selected when this policy was issued is shown on the Policy Schedule. You cannot change Your election of the Death Benefit Compliance Test after the Date of Issue.

DEATH BENEFIT OPTION. The Death Benefit Option which You have chosen is shown on the Policy Schedule as either Option 1, 2 or 3.

OPTION 1. If You have chosen Option 1, the Death Benefit Amount will be the greater of:

1. The Specified Amount on the date of death; or

2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

OPTION 2. If You have chosen Option 2, the Death Benefit Amount will be the greater of:

1. The Specified Amount plus the Accumulation Value on the date of death; or

2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

OPTION 3. If You have chosen Option 3, the Death Benefit Amount will be the amount payable under Option 1 plus the sum of all premiums paid for this policy, including premiums for any riders, less any amounts waived by the Company under a waiver of monthly deduction benefit, except as follows: Premium payments after a partial surrender will not increase the Death Benefit Amount until the sum of premiums paid from the date of the partial surrender exceeds the amount of the partial surrender.

There is a Maximum Net Amount at Risk associated with Death Benefit Option 3. The Maximum Net Amount at Risk on the Date of Issue is shown on the Policy Schedule. If at any time the Net Amount at Risk (Net Amount at Risk is the excess of the Death Benefit over the Accumulation Value of the policy) exceeds the Maximum Net Amount at Risk, the Company may automatically effect a partial surrender or reduce the Death Benefit, both of which may have federal tax consequences, to keep the Net Amount at Risk below the stated maximum. In no event, however, will We effect such partial surrender or Death Benefit reduction if the change would result in adverse tax consequences under Internal Revenue Code (IRC) section 7702. Future underwritten increases in Specified Amount will increase the Maximum Net Amount at Risk.

Death Benefit Corridor Rates are shown in the table for the Death Benefit Compliance Test which You selected.

SPECIFIED AMOUNT. The Specified Amount is the total of two types of coverage:
Base Coverage and Supplemental Coverage. Base Coverage is subject to Surrender Charges and a 5 year Monthly Expense Charge, but Supplemental Coverage is not. If Supplemental Coverage has been included as a part of the Specified Amount, charges for the Specified Amount will be lower than if the same Specified Amount had been issued without Supplemental Coverage. However, if Supplemental Coverage is included the premium may be higher for various rider(s) attached to Your policy. The amounts of Base Coverage, Supplemental Coverage (if any) and the Initial Specified Amount are shown on the Policy Schedule.

 07921                              Page 6

                        CHANGING YOUR INSURANCE POLICY

You may request a change in the Specified Amount or Death Benefit Option, subject to Our underwriting requirements at any time prior to the Insured's age 100 except that a decrease in the Specified Amount may not become effective prior to the end of the first policy year. Your request must be submitted to Our Home Office In Writing.

 07921                              Page 6

INCREASING THE SPECIFIED AMOUNT. We will require an application and evidence of insurability satisfactory to Us for any increase in the Specified Amount. The proportion of Base to Supplemental Coverage following an increase may be in any proportion as long as Base Coverage is at least 10% of the total Specified Amount. An increase will be effective on the Monthly Deduction Day on or next following the date the application for increase is approved by Us. The effective date will appear in an endorsement to this policy.

DECREASING THE SPECIFIED AMOUNT. Any decrease will go into effect on the Monthly Deduction Day following the Business Day We receive the request. The Death Benefit Amount remaining in effect after any decrease cannot be less than the greater of:

1. The Minimum Death Benefit Amount shown on the Policy Schedule; and

2. Any Death Benefit Amount required to qualify this policy as life insurance under applicable tax laws.

Any such decrease will be applied in the following order:

1. Against the Specified Amount provided by the most recent increase, with the decrease applying first to the entire Supplemental Coverage portion of such increase, if any, followed by the Base Coverage portion;

2. Against the next most recent increases successively, with the decrease of each prior increase applying first to the entire Supplemental Coverage portion of such increase, if any, followed by the Base Coverage portion;

3. Against the Specified Amount provided under the original application, with the decrease applying first to the entire Supplemental Coverage portion of such amount, if any, followed by the Base Coverage portion.

Any reduction in Base Coverage will be subject to any applicable Surrender Charges on a pro-rata basis with the Surrender Charge prior to the reduction in Base Coverage being reduced proportionately. However, if such charge is greater than the Accumulation Value, the Specified Amount decrease will not be allowed.

CHANGING THE DEATH BENEFIT OPTION. You may request a change from Option 1 to Option 2, from Option 2 to Option 1 or from Option 3 to Option 1.

1. If You request a change from Option 1 to Option 2: The new Specified Amount will be the Specified Amount, prior to change, less the Accumulation Value as of the effective date of the change, but not less than zero. Any such decrease in Specified Amount will be subject to the same guidelines and restrictions as outlined in the Decreasing the Specified Amount provision.

2. If You request a change from Option 2 to Option 1: The new Specified Amount will be the Specified Amount prior to the change plus the Accumulation Value as of the effective date of the change. The entire increase in the Specified Amount will be applied to the last coverage added (either Base or Supplemental) which has not been removed. For the purpose of this calculation, if the Base and Supplemental Coverages were issued on the same date, We will consider the Supplemental Coverage to have been issued later.

3. If You request a change from Option 3 to Option 1: The Specified Amount will remain unchanged.

We will not require evidence of insurability for a change in the Death Benefit Option. The change will go into effect on the Monthly Deduction Day following the date We receive Your request for change.

CHANGING THE TERMS OF YOUR POLICY. Any change in the terms of Your policy must be approved by the President, a Vice President, an Administrative Officer or the Secretary of the Company. No agent has the authority to make any changes or waive any of the terms of Your policy.

 07921                              Page 7

                          SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT. Separate Account VL-R is a segregated investment account established by the Company under Texas law to separate the assets funding the variable benefits for the class of policies to which this policy belongs from the other assets of the Company. That portion of the assets of the Separate Account equal to the policy liabilities shall not be chargeable with liabilities arising out of any other business We may conduct. Income, gains and losses, whether or not realized from assets allocable to the Separate Account are credited to or charged against such Account without regard to Our other income, gains or losses.

INVESTMENTS OF THE SEPARATE ACCOUNT. The Separate Account is segmented into Divisions. Each Division invests in a single investment option. Net Premiums will be applied to the Separate Account and allocated to one or more Divisions. The assets of the Separate Account are invested in the investment option(s) listed on the application for this policy. From time to time, We may add additional Divisions. We may also discontinue offering one or more Divisions as provided in the "Rights Reserved by Us" provision. You may make a change in investment selections by filing a Written change form with Our Home Office. You may make transfers to the additional Divisions subject to the rules stated in the "Transfer Provision" section and any new rules or limitations which may apply to such additional Divisions.

If shares of any of the investment options become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of the shares or may substitute shares of another investment option for shares already purchased under this policy as provided in the "Rights Reserved by Us" provision.

VALUATION OF ASSETS. The assets of the Separate Account are valued as of each Valuation Date at their fair market value in accordance with Our established procedures. The Separate Account Value as of any Valuation Date prior to the Maturity Date is the sum of Your account values in each Division of the Separate Account as of that date.

VALUATION UNITS. In order to determine policy values in the Divisions We use Valuation Units which are calculated separately for each Division. The Valuation Unit value for each Division will vary to reflect the investment experience of the applicable investment option. The Valuation Unit for a Division will be determined on each Valuation Date for the Division by multiplying the Valuation Unit value for the Division on the preceding Valuation Date by the Net Investment Factor for that Division for the current Valuation Date.

NET INVESTMENT FACTOR. The Net Investment Factor for each Division is determined by dividing (1) by (2) and subtracting (3), where:

(1) is the net asset value per share of the applicable investment option as of the current Valuation Date (plus any per share amount of any dividend or capital gains distribution paid by the investment option since the last Valuation Date); and

(2) is the net asset value per share of the shares held in the Division as determined at the end of the previous Valuation Date; and

(3)  is a factor representing the Mortality and Expense Charge.

The net asset value of an investment option's shares held in each Division shall be the value reported to Us by that investment option.

 07921                              Page 8

VALUATION DATES. Valuation of the various Divisions will occur on each Business Day during each month. If the underlying investment option is unable to value or determine the Division's investment in an investment option due to any of the reasons stated in the "Suspension and Deferral of Payments" provision, the Valuation Date for the Division with respect to the unvalued portion shall be the first Business Day that the assets can be valued or determined.

BUSINESS DAY. A Business Day is each day during which the New York Stock Exchange is open for business. We will treat any information or Written communications we receive after the close of a Business Day to have been received as of the next Business Day. For the purpose of collecting daily charges, a Business Day immediately preceded by one or more non-business calendar days will include those non-business days as part of that Business Day. For example, a Business Day which falls on a Monday will consist of a Monday and the immediately preceding Saturday and Sunday.

MINIMUM VALUE. The Minimum Value that may be retained in a Division after a partial surrender or transfer is shown on the Policy Schedule. If a partial surrender causes the balance in any Division to drop below such minimum amount, the Company reserves the right to transfer the remaining balance to the money market Division. If a transfer causes the balance in any Division to drop below the minimum amount, the Company reserves the right to transfer the remaining balance in proportion to the transfer request.

CHANGE OF INVESTMENT ADVISOR OR INVESTMENT OBJECTIVE. Unless otherwise required by law or regulation, the investment advisor or any investment objective may not be changed without Our consent. If required, approval of or change of any investment objective will be filed with the Insurance Department of the state where this policy is being delivered.

RIGHTS RESERVED BY US. Upon notice to You, this policy may be modified by Us, but only if such modification is necessary to:

1. Operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

2. Transfer any assets in any Division to another Division, or to one or more other separate accounts;

3. Add, combine or remove Divisions in the Separate Account, or combine the Separate Account with another separate account;

4. Make any new Division available to You on a basis to be determined by Us;

5. Substitute for the shares held by any Division the shares of another Division or the shares of another investment company or any other investment permitted by law;

6. Make any changes as required by the Internal Revenue Code, or by any other applicable law, regulation or interpretation in order to continue treatment of this policy as life insurance;

7. Make any changes required to comply with the requirements of any underlying investment option; or

8. Make other changes in this policy that in Our judgment are necessary or appropriate to ensure that this policy continues to qualify for tax treatment as life insurance, or that do not reduce any Cash Surrender Value, Death Benefit Amount, Accumulation Value or other accrued rights or benefits.

When required by law, We will obtain Your approval of changes and We will obtain approval from any appropriate regulatory authority.

 07921                              Page 9

                                GENERAL ACCOUNT

The General Account is a fixed account within Our general assets which We have established for:

1. Any amounts transferred from the Divisions as a result of a loan; or

2. Any amounts the Owner allocates to such Account.

The guaranteed interest rate used in calculating Accumulation Values of amounts allocated to the General Account is shown on the Policy Schedule. We can use interest rates greater than the guaranteed rates to calculate Accumulation Values of amounts allocated to the General Account. Interest applied to that portion of the General Account equal to a policy loan will be at an annual effective rate of 4.0%.

                            POLICY VALUES PROVISION

ACCUMULATION VALUE. The Accumulation Value of Your policy is the total of all values in the Divisions of the Separate Account and in the General Account. The Accumulation Value reflects:

1. Net Premiums paid;

2. Monthly Deductions;

3. The investment experience of the Divisions selected less the Mortality and Expense Charge;

4. Amounts allocated to the General Account, including interest earned on amounts in the General Account;

5. Deductions due to partial surrenders and any charges for partial surrenders; and

6. Deductions, if any, resulting from decreases in Specified Amount.

Net Premiums are allocated, in accordance with Your instructions, to the General Account or allocated to the selected Divisions of the Separate Account and converted to Valuation Units.

On each Monthly Deduction Day, a Monthly Deduction will be made by reducing the unloaned portion of the General Account or redeeming Valuation Units from each applicable Division in the same ratio as the allocation of policy deductions in effect on the Monthly Deduction Day. You must state In Writing in advance how Monthly Deductions should be made if other than this method is to be used.

If the unloaned portion of the General Account or the balance in any Division of the Separate Account is insufficient to make a Monthly Deduction in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the Monthly Deduction bears to the unloaned Accumulation Value of Your policy.

The Accumulation Value in any Division is determined by multiplying the value of a Valuation Unit by the number of Valuation Units held under the policy in that Division.

The value of the Valuation Units equal to the amount being borrowed from the Separate Account will be transferred to the General Account as of the Business Day that We receive the Written loan request.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day that We receive the Written request for partial surrender.

 07921                              Page 10

ON THE DATE OF ISSUE. The Accumulation Value on the Date of Issue is:

1. The Net Premium received; less

2. The Monthly Deduction for the first policy month (See "How We Calculate a Monthly Deduction").

The first deduction day is the Date of Issue. The Monthly Deduction Day is shown on the Policy Schedule.

ON EACH MONTHLY DEDUCTION DAY. On each Monthly Deduction Day after the Date of Issue, We will determine the Accumulation Value as follows:

1. We will take the Accumulation Value as of the last Monthly Deduction Day;

2. Add the interest earned for the month on the excess of the General Account value on the last Monthly Deduction Day over any partial surrenders and transfers made from the General Account since the last Monthly Deduction Day;

3. Add any investment gain (or subtract any investment loss) on the Divisions of the Separate Account since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units;

4. Add all Net Premiums received since the last Monthly Deduction Day;

5. Subtract any partial surrender made and any charges for partial surrenders since the last Monthly Deduction Day; and

6. Subtract the Monthly Deduction for the policy month following the Monthly Deduction Day. (See "How We Calculate a Monthly Deduction").

ON ANY VALUATION DATE OTHER THAN A MONTHLY DEDUCTION DAY. The Accumulation Value on any Valuation Date other than a Monthly Deduction Day will be the sum of:

1. The value of the General Account as of the last Monthly Deduction Day;

2. Less any partial surrenders and any charges for partial surrenders since the last Monthly Deduction Day;

3. Plus all Net Premiums received since the last Monthly Deduction Day; and

4. Plus the sum of the values of the Divisions of the Separate Account as of the last Monthly Deduction Day, plus the amount of any investment gain (or minus any investment loss) on the Divisions since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units.

CASH VALUE. The Cash Value of this policy will be equal to the Accumulation Value less the Surrender Charge, if any.

CASH SURRENDER VALUE. The Cash Surrender Value of this policy will be equal to the Cash Value less any outstanding policy loans and accrued loan interest.

MONTHLY DEDUCTIONS MAY BE MADE ONLY IF THERE IS SUFFICIENT VALUE (UNLESS THE POLICY IS BEING CONTINUED UNDER THE MONTHLY GUARANTEE PREMIUM PROVISION). Unless this policy is being continued in force under the Monthly Guarantee Premium provision, a Monthly Deduction may be made only if the Cash Surrender Value is equal to or greater than the Monthly Deduction. If the value on a Monthly Deduction Day is not sufficient to meet the Monthly Deduction for the current month, this policy will be subject to the "Grace Period" and the "Monthly Guarantee Premium" provisions.

 07921                              Page 11

SURRENDER CHARGE. The Surrender Charge applies only to the Base Coverage portion of the Specified Amount. The Surrender Charge for the amount of Base Coverage on the Date of Issue will apply if such Base Coverage is surrendered or reduced during the Surrender Charge Period. Surrender Charges for any increases in Base Coverage will apply if such increases are surrendered or reduced during the Surrender Charge Period of each increase. The Surrender Charge Period will vary according to the Insured's age at issue (or age on the date of an increase) as shown in the Table of Surrender Charges per $1,000 of Base Coverage.

HOW WE CALCULATE A MONTHLY DEDUCTION. Each Monthly Deduction includes:

1. The cost of insurance provided by the base policy; and

2. The cost of insurance and other charges for benefits provided by riders, if any; and

3. The Monthly Administration Fee; and

4. During the first 5 policy years, a Monthly Expense Charge. (A Monthly Expense Charge also applies to the amount of any increase in Base Coverage during the first 5 policy years following such increase.)

ACCOUNT VALUE ENHANCEMENT. At the beginning of the 16th policy year (and at the beginning of each policy year thereafter), this policy will be eligible for an Account Value Enhancement ("Enhancement"). The Enhancement amount will be calculated at the end of the policy year by multiplying the unloaned Accumulation Value by the Enhancement Percentage. The Enhancement amount will be allocated using the premium allocation percentages in effect at that time. The annual report that We will send to the Owner for the 15th policy year will indicate the Enhancement Percentage, if any, which will be applied at the end of the 16th policy year. Each annual report that follows will indicate the Enhancement Percentage, if any, for the next policy year. The same Enhancement Percentage will be applied to all policies with the same calendar year of issue and the same policy year.

HOW WE CALCULATE THE COST OF INSURANCE FOR THE BASE POLICY. We calculate the cost of insurance at the beginning of each policy month on the Monthly Deduction Day. The cost of insurance is determined as follows:

1. Reduce the Death Benefit Amount by the amount of Accumulation Value on the Monthly Deduction Day before the cost of insurance deduction is taken, and after any applicable rider charges, the Monthly Expense Charge, if any, and the Monthly Administration Fee are deducted (The Net Amount at Risk);

2. Multiply the difference by the cost of insurance rate per $1,000 of Net Amount at Risk as provided in the "Cost of Insurance Rate" provision; and

3. Divide the result by 1000.

COST OF INSURANCE FOR BENEFITS PROVIDED BY RIDERS. The cost of insurance for benefits provided by riders will be as stated on the Policy Schedule or in an endorsement to this policy.

MONTHLY ADMINISTRATION FEE. An administration fee will be deducted monthly. The amount of the Monthly Administration Fee may be adjusted, but will never be greater than the guaranteed Monthly Administration Fee shown on the Policy Schedule.

MONTHLY EXPENSE CHARGE. A Monthly Expense Charge will be deducted during the first 5 policy years for the initial amount of Base Coverage, and during the first 5 policy years following any increase in Base Coverage. The Monthly Expense Charge for the first 5 policy years for the initial amount of Base Coverage is shown on the Policy Schedule. The Monthly Expense Charge for the first 5 policy years for any increase in Base Coverage will be provided in an endorsement to this policy. Any decrease in Base Coverage will not change the Monthly Expense Charge then in effect.

 07921                              Page 12

COST OF INSURANCE RATE. The cost of insurance rate for the Initial Specified Amount, and for each Specified Amount increase, is based on the Insured's:

1. Gender (if this policy was issued on a Sex Distinct basis);

2. Age nearest birthday on each policy anniversary; and

3. Premium Class associated with the Initial Specified Amount and each increase in the Specified Amount.

A table of guaranteed monthly cost of insurance rates is included in this policy. We can use cost of insurance rates that are lower than the guaranteed rates. Any change in rates will apply to all policies in the same rate class as this policy. The rate class of this policy is determined on its Date of Issue according to:

1. The calendar year of issue and policy year;

2. The plan of insurance;

3. The amount of insurance; and

4. The age, gender and Premium Class of the Insured if this policy was issued on a Sex Distinct basis or the age and Premium Class if this policy was issued on a Gender Neutral basis.

CHANGES IN RATES, CHARGES AND FEES. This policy does not participate in Our profits or surplus. Any redetermination of the cost of insurance rates, interest rates used in calculating Accumulation Values of amounts allocated to the General Account, Mortality and Expense Charges, Premium Expense Charge Percentage, Enhancement Percentage or Monthly Administration Fee will be based on Our future expectations as to investment earnings, mortality, persistency, expenses, reinsurance costs, and state and federal taxes. We will not change these rates or charges in order to recoup any prior losses.

GRACE PERIOD. The Grace Period is the 61-day period that follows a Monthly Deduction Day or an annual policy loan interest due date if:

1. There is not enough Cash Surrender Value to pay the amount due; and

2. The requirements of the Monthly Guarantee Premium provision have not been met.

There is no Grace Period for the Initial Monthly Deduction.

If the amount required to keep Your policy in force is not paid by the end of the Grace Period, this policy will terminate without value. However, We will give You at least 31 days notice prior to termination that Your policy is in the Grace Period and advise You of the amount of premium required to keep Your policy in force. Such 31 days prior notice will be sent to You at Your last known address, and to the assignee of record, if any. If death occurs during the Grace Period, Monthly Deductions through the policy month in which death occurred will be deducted from the proceeds.

If We receive a surrender request within 31 days after the Grace Period commences, the Cash Surrender Value payable will not be less than the Cash Surrender Value on the Monthly Deduction Day the Grace Period commenced. The Monthly Deduction for the policy month following such Monthly Deduction Day will not be subtracted in the calculation of such Cash Surrender Value.

MONTHLY GUARANTEE PREMIUM. The Monthly Guarantee Premium for the Initial Specified Amount and any benefit riders in force on the Date of Issue is shown on the Policy Schedule. The Monthly Guarantee Premium Period (Guarantee Period) will be based on the Insured's age at issue. The Guarantee Period for Your policy is shown on the Policy Schedule. This policy will not terminate on a Monthly Deduction Day within the Guarantee Period if, on such Monthly Deduction Day the sum of premiums paid equals or exceeds:

1. The sum of the Monthly Guarantee Premiums from the Date of Issue, including the current month; plus

 07921                              Page 13

2. Any partial surrenders and any increase in the loan amount since the Date of Issue.

If on a Monthly Deduction Day, this policy does not meet the Monthly Guarantee Premium requirements, guarantees under this provision will not be in effect.

During the Guarantee Period the Monthly Guarantee Premium will be recalculated if:

1. The Specified Amount is increased or decreased; or

2. A benefit rider is increased, decreased, added or removed; or

3. A change in Premium Class occurs; or

4. A change in Death Benefit Option occurs.

These changes will not affect the Guarantee Period then in effect, if any.

If a policy is reinstated during the Guarantee Period with no change in the Specified Amount, the Death Benefit Option, Premium Class or benefit riders, if any, the Monthly Guarantee Premium upon reinstatement will be the same as it was when the policy lapsed. Reinstatement will not change the Guarantee Period that was in effect when the policy lapsed.

The policy value at the end of the Guarantee Period may be insufficient to keep the policy in force unless an additional payment is made at that time.

FULL SURRENDER. You may return Your policy to Us and request its Cash Surrender Value at any time during the Insured's lifetime before the Maturity Date. The Cash Surrender Value will be determined as of the Business Day We receive the policy and the Written request for surrender. The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

PARTIAL SURRENDER. At any time after the first policy year and prior to the Insured's age 100, You may request withdrawal of a portion of the Cash Surrender Value of the policy. Your request must be made In Writing prior to the Insured's age 100. The minimum partial surrender is shown on the Policy Schedule.

The amount being surrendered or reduced will terminate on the Valuation Date on or next following the date We receive the Written request for surrender or reduction. Valuation Units are surrendered to reflect a partial surrender as of the Business Day We receive the Written request for partial surrender.

A partial surrender will result in a reduction of the Accumulation Value, Cash Value, and the Death Benefit Amount. The Accumulation and Cash Values will be reduced by the amount of partial surrender benefit. The reduced Death Benefit Amount will be determined in accordance with the "Death Benefit Option" provision. If Your Death Benefit Option is Option 1 or Option 3, the Specified Amount will be reduced by the amount of the partial surrender. If Your Death Benefit Option is Option 2, the Specified Amount will not be reduced by the amount of the partial surrender. The reduction in Specified Amount will be subject to the same guidelines and restrictions as outlined in the "Decreasing the Specified Amount" provision. (The reduced amount will not be less than zero.) The Death Benefit Amount remaining after this reduction must be no less than the Minimum Death Benefit Amount after a Decrease in Specified Amount shown on the Policy Schedule.

 07921                              Page 14

A partial surrender will result in the cancellation of Valuation Units from each applicable Division and reduction of the unloaned portion of the General Account in the same ratio as the Allocation of Policy Deductions in effect on the date of partial surrender. If the number of Valuation Units in any Division or in the unloaned portion of the General Account is insufficient to make a partial surrender in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the ratio the partial surrender request bears to the Cash Surrender Value of Your policy. You must state In Writing in advance how partial surrenders should be made if other than this method is to be used.

In addition to the amounts shown in the Table of Surrender Charges, there will also be a charge for each partial surrender not to exceed the lesser of 2.0% of the amount withdrawn or $25. Any partial surrender that causes a reduction in Base Coverage will be subject to any applicable Surrender Charges on a pro-rata basis, and the remaining Surrender Charges will be reduced proportionately.

The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

CONTINUATION OF INSURANCE COVERAGE IF AMOUNT OR FREQUENCY OF PREMIUM PAYMENTS IS REDUCED OR IF PREMIUM PAYMENTS ARE DISCONTINUED. If You reduce the amount or frequency of premium payments, or if You discontinue payment of premiums and do not surrender this policy, We will continue making Monthly Deductions (as long as there is sufficient value to make such deductions) until the Maturity Date. During the Guarantee Period, this policy will remain in force as long as the Monthly Guarantee Premium requirements are met. This policy will remain in force until the earliest of the following dates:

1. The Maturity Date (if there is sufficient value to make Monthly Deductions to that date);

2. Full surrender of the policy;

3. The end of the Grace Period; or

4. Death of the Insured.

                              TRANSFER PROVISION

TRANSFER OF ACCUMULATION VALUE. Transfers will be made as of the Business Day We receive the Written transfer request, subject to the restrictions that follow. If You elect to use the transfer privilege, We will not be liable for a transfer made in accordance with Your instructions. We reserve the right to terminate, suspend or modify the transfer privilege, and to charge a $25 fee for each transfer in excess of 12 in a policy year. Transfers under the Dollar Cost Averaging or Automatic Rebalancing programs will not count toward the 12 free transfers.

The policy is not designed for professional market timing organizations or other entities using programmed or frequent transfers involving large amounts. We are required by law to monitor all Owners' policies for market timing, and have established procedures to detect potential violations. We will monitor all policies to determine if an Owner requests:

1. An exchange into or out of a variable investment option, except the money market investment option, within 2 calendar weeks of an earlier exchange out of or into that same variable investment option; or

2. Exchanges into and out of, or out of and into, the same variable investment option, except the money market investment option, more than twice in any one calendar quarter.

 07921                              Page 15

If either of the above transactions occurs, We will suspend such Owner's same day or overnight delivery transfer privileges with notice to prevent market timing efforts. Such notice of suspension will take the form of either a letter mailed to the Owner's last known address, or a telephone call from Us informing the Owner that effective immediately, all same day or overnight delivery transfer privileges have been suspended. The suspension of transfer privileges will last for no more than 6 months. Transfers under Dollar Cost Averaging, Automatic Rebalancing or any other automatic transfer arrangements to which We have agreed are not affected by these procedures. Our procedures will be followed in all circumstances and We will treat all Owners the same.

In order to prevent market timing, the mutual funds in which the Divisions are invested have the right to request information regarding policy owner transaction activity. If We receive such a request, We will provide information regarding policy owner transactions in the appropriate Division.

TRANSFER OF ACCUMULATION VALUE (SEPARATE ACCOUNT). You may transfer all or part of Your interest in a Division of the Separate Account subject to the following:

1. The minimum amount which may be transferred is $500.

2. If the entire amount in a Division of the Separate Account is not being transferred the minimum which must remain is $500.

Transfers between Separate Account Divisions result in the redemption of Valuation Units in one Division and the purchase of Valuation Units in the Division to which the transfer is made. We will not honor Your request for a transfer if the Separate Account is unable to purchase shares of an investment option for any reason.

TRANSFER OF ACCUMULATION VALUE (GENERAL ACCOUNT). A transfer from the General Account to a Division of the Separate Account may be made during the 60 day period following each policy anniversary. The amount that may be transferred will be the greatest of the following amounts:

1. Twenty-five percent (25%) of the unloaned portion of the General Account as of the policy anniversary;

2. The total dollar amount withdrawn from the General Account during the prior policy year (whether the amount withdrawn was a partial surrender for cash or was being transferred to the Separate Account); or

3. $500.

Transfer of Your interest in a Separate Account Division on the Maturity Date will not be subject to a Transfer Fee. Our right to defer payment of values allocated to the General Account for up to 6 months will not apply to values transferred to the General Account under this provision.

TELEPHONE TRANSFER AND ALLOCATION PRIVILEGE. If We have on file a completed telephone authorization form for Telephone Transactions, We will allow transfers and the percentage allocation for future Net Premiums and policy deductions to be changed by telephone at any time. We will honor instructions for Telephone Transactions from any person who provides the correct information. There is a risk of possible loss to You if unauthorized persons use this service in Your name. Under Telephone Transactions, We are not liable for any acts or omissions based upon instructions that We reasonably believe to be genuine, including losses arising from errors in the communication of telephone instructions.

 07921                              Page 16

DOLLAR COST AVERAGING. Dollar Cost Averaging (DCA) is an automatic transfer of funds made periodically prior to the Maturity Date in accordance with Instructions from the Owner. DCA transfers will be made in accordance with the Transfer provisions, except as provided below:

1. DCA transfers may be made:

    a) On any day of the month except the 29/th/, 30/th/ or 31/st/;

    b) On a monthly, quarterly, semi-annual or annual basis; and

    c) From one Separate Account Division to one or more of the other Separate Account Divisions. The General Account is not eligible for DCA.

2. DCA may be elected only if the Accumulation Value at the time of election is $5,000 or more.

3. The minimum amount of each DCA transfer is $100, or the remaining amount in the Separate Account Division from which the DCA transfer is being made, if less.

4. DCA may not begin prior to the first Valuation Date following the 15/th/ day after the initial Net Premium is applied.

5. DCA will end when there is no longer any value in the Separate Account Division from which DCA transfers were being made, or when You request that DCA end.

6. While DCA is active, amounts applied to the DCA Separate Account Division will be available for future dollar cost averaging in accordance with the current DCA request.

7. There is no charge for DCA.

8. DCA is not available if Automatic Rebalancing is active.

AUTOMATIC REBALANCING. Automatic Rebalancing occurs when funds are transferred by the Company among the Separate Account Divisions so that the values in each Division match the premium allocation percentages then in effect. You may choose Automatic Rebalancing on a quarterly, semi-annual or annual basis if Your Accumulation Value is $5,000 or more. The date Automatic Rebalancing occurs will be based on the Date of Issue of Your policy. For example, if Your policy is dated January 17, and You have requested Automatic Rebalancing on a quarterly basis, Automatic Rebalancing will start on April 17, and will occur quarterly thereafter. After Automatic Rebalancing is elected, it will continue until We are notified In Writing that it is to be discontinued. There is no charge for Automatic Rebalancing. Automatic Rebalancing is not available if DCA is active.

                 SUSPENSION AND DEFERRAL OF PAYMENTS PROVISION

We reserve the right to defer payment of any Death Benefit Amount, loan or other distribution that comes from that portion of Your Accumulation Value that is allocated to Separate Account VL-R, if:

1. The New York Stock Exchange is closed other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted;

2. An emergency exists, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to fairly determine the Accumulation Value; or

3. The U.S. Securities and Exchange Commission (SEC) by order permits the delay for the protection of Owners.

 07921                              Page 17

As to amounts allocated to the General Account, We may defer payment of any Cash Surrender Value withdrawal or loan amount for up to 6 months, or the period allowed by law, whichever is less, after We receive the request In Writing. Written notice of both the imposition and termination of any such suspension will be given to the Owners, assignees of record and any irrevocable Beneficiaries.

Payments which were due to have been made and which were deferred following the suspension of the calculation of the Cash Surrender Value will be made within thirty (30) days following the lifting of the suspension, and will be calculated based on the Valuation Date which immediately follows termination of the suspension.

                                 POLICY LOANS

You may borrow from Us at any time while this policy is in force, an amount which is equal to or less than the policy's loan value. The policy's maximum loan value will be the Cash Surrender Value less an amount equal to 3 Monthly Deductions. We reserve the right to limit at any time the amount available for a loan to 90% of the Accumulation Value. The minimum amount of each loan is $500 or, if less, the entire remaining loan value. The value of the Valuation Units equal to the amount You borrow from the Separate Account will be transferred to the General Account as of the Business Day that We receive Your Written loan request.

OBTAINING A LOAN. You may obtain a policy loan by Written request and assignment of the policy as sole security for the loan. The Company may delay processing the loan requested if the Suspension and Deferral of Payments Provision is in effect.

EFFECT OF A LOAN. When a loan is made, an amount equal to the amount being borrowed from the Separate Account will be transferred to the General Account. A loan will result in cancellation of units from each applicable Division and reduction of the unloaned portion of the General Account according to the allocation of the policy deductions then in effect. The resulting amount will be added to the loaned portion of the General Account. If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient for a loan to be made in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the loan bears to the unloaned Accumulation Value of Your policy. You must state In Writing in advance which Division units are to be canceled if a different method is to be used.

Repayment of a loan will first be allocated to the General Account until You have repaid any loaned amounts that were allocated to the General Account. You may tell Us how to allocate repayments above that amount. If You do not tell Us, an amount equal to the loan repayment will be transferred from the General Account to the Divisions in the same ratio currently in effect for the allocation of Net Premiums. A loan, whether or not repaid, will have a permanent effect on the Cash Surrender Values and on the death benefits. If not repaid, any indebtedness will reduce the amount of Death Benefit Proceeds and the amount available upon surrender of the policy.

 07921                              Page 18

LOAN INTEREST. Except for Preferred Loans, loan interest will accrue daily at an annual effective rate of 4.54% payable in advance. (This is equivalent to an annual effective rate of 4.75% paid at the end of the policy year.) On each policy anniversary, loan interest for the next year is due. Unpaid loan interest will be deducted at the end of each policy year from the investment options according to the allocation of policy deductions then in effect, and added to the loaned portion of the General Account. You must state In Writing in advance how unpaid loan interest should be deducted if other than this method is to be used.

If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient to deduct unpaid loan interest in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the unpaid loan interest bears to the unloaned Accumulation Value of Your policy.

We will credit interest monthly on the loaned portion of the General Account at an annual effective rate of 4.0%.

PREFERRED LOANS. A "Preferred Loan" is a policy loan that is made at a net cost to the Owner that is less than the net cost of other policy loans. By "net cost" We mean the amount of interest charged for the loan less interest credited to the amount of the Accumulation Value offset by a loan. Starting on the tenth policy anniversary, this policy will be eligible for "Preferred Loans" subject to the following guidelines:

1. The maximum amount eligible for Preferred Loans during a policy year is restricted to the lesser of the following values on the first day of such policy year:

    a. The policy loan value; or

    b. 10% of the Accumulation Value.

2. When a Preferred Loan is made, interest to the next policy anniversary will accrue daily at an annual effective rate of not less than 3.85% nor more than 4.08% (This is equivalent to an annual effective rate of not less than 4.08% nor more than 4.25% respectively, paid at the end of each policy year.

HOW YOU MAY REPAY A POLICY LOAN. You may repay all or part of a policy loan at any time, except that:

1. Repayment may be made only while this policy is in force and prior to the death of the Insured;

2. A partial repayment must be at least $100.00; and

3. At the time You repay all or part of a policy loan, You must specify the payment is to repay all or part of the policy loan.

Except as provided in the Grace Period provision, at any time Your policy loan exceeds the Cash Value, this policy will lapse. However, We must mail at least 31 days prior notice to Your last known address and to the assignee of record, if any.

WE CAN DELAY PAYMENT. We can delay lending You money for up to 6 months, or the period allowed by law, whichever is less. However, We cannot delay lending You money if the amount is to be used to pay a premium to Us.


 07921                              Page 19

                           BENEFICIARY AND PROCEEDS

BENEFICIARY. The Beneficiary as named in the application, or later changed by You, will receive the proceeds upon the death of the Insured. Unless You have stated otherwise, proceeds will be paid as follows:

1. If any Beneficiary dies before the Insured, that Beneficiary's interest will pass to any other Beneficiaries according to their respective interests.

2. If no Beneficiary survives the Insured, proceeds will be paid to You, as Owner, if You are then living; otherwise proceeds will be paid to Your estate.

COMMON DISASTER. If We cannot determine whether a Beneficiary or the Insured died first in a common disaster, We will assume that the Beneficiary died first. Proceeds will be paid on this basis unless an endorsement to this policy provides otherwise.

PROCEEDS. Proceeds mean the amount payable on:

1. The Maturity Date;

2. Exercise of the full surrender benefit; or

3. The Insured's death.

The proceeds on the Maturity Date will be the Cash Surrender Value. The proceeds on the Insured's death will be the Death Benefit Amount less any outstanding policy loans. All proceeds and partial surrender benefits are subject to the provisions of the "Payment Options" section and the other provisions of this policy.

                      CHANGE OF OWNERSHIP OR BENEFICIARY

You may change the Owner or the Beneficiary at any time during the lifetime of the Insured unless the previous designation provides otherwise. To do so, send a Written request to Our Home Office in a form acceptable to Us. The change will go into effect when We have recorded the change. However, after the change is recorded, it will be deemed effective as of the date of Your Written request for change. The change will be subject to any payment made or action taken by Us before the request is recorded.

                                PAYMENT OPTIONS

Instead of being paid in one sum, all or part of the proceeds may be applied under any of the Payment Options described below. In addition to these options, other methods of payment may be chosen with Our consent.

PAYMENT CONTRACT. When proceeds become payable under a Payment Option, a Payment Contract will be issued to each payee. The Payment Contract will state the rights and benefits of the payee. It will also name those who are to receive any balance unpaid at the death of the payee.

ELECTION OF OPTIONS. The Owner may elect or change any Payment Option while the Insured is living, subject to the provisions of this policy. This election or change must be In Writing. Within 60 days after the Insured's death, a payee entitled to proceeds in one sum may elect to receive proceeds under any option, subject to the limitations stated in the "Availability of Options" provision.

 07921                              Page 20

OPTION 1. PAYMENTS FOR A SPECIFIED PERIOD: Equal monthly payments will be made for a specified period. The Option 1 Table in this policy shows the monthly income for each $1,000 of proceeds applied.

OPTION 2. PAYMENTS OF A SPECIFIED AMOUNT: Equal monthly payments of a specified amount will be made. Each payment must be at least $60 a year for each $1,000 of proceeds applied. Payments will continue until the amount applied, with interest, has been paid in full.

OPTION 3. MONTHLY PAYMENTS FOR LIFE WITH PERIOD CERTAIN: Equal monthly payments will be made for a specified period, and will continue after that period for as long as the payee lives. The specified period may be 10, 15 or 20 years. The Option 3 Table in this policy shows the monthly income for each $1,000 of proceeds applied. If issued on a Sex Distinct basis, tables are based on the Annuity 2000 Male or Female Tables adjusted by projection scale G (adjusted by 50% of projection scale G for females and 100% of projection scale G for males) for 20 years, with interest at the rate of 2% per year. If issued on a Gender Neutral basis, tables are based on the Annuity 2000 Male and Female Tables adjusted by projection scale G (adjusted by 50% of projection scale G for females and 100% of projection scale G for males) for 20 years, with Gender Neutral rates based on 60% female and 40% male, and interest at the rate of 2% per year.

At the time payments are to begin under this option, the payee may choose one of the following:

1. Monthly payments based on the Option 3 Table; or

2. Monthly payments equal to a monthly annuity based on Our single premium immediate annuity rates then in use.

OPTION 4 PROCEEDS LEFT AT INTEREST. Proceeds may be left on deposit with Us for any period up to 30 years. Interest earned on the proceeds may be:

1. Left on deposit to accumulate at the rate of 2% compounded annually; or

2. Paid in installments at the rate for each $1,000 of proceeds of $20 annually, $9.95 semiannually, $4.96 quarterly or $1.65 monthly.

Upon the death of the payee, or at the end of the specified period, any balance left on deposit will be paid in a lump sum or under Options 1, 2 or 3.

INTEREST RATES. The guaranteed rate of interest for proceeds held under Payment Options 1, 2, 3 and 4 is 2% compounded annually. We may credit interest at a higher rate. The amount of any increase will be determined by Us.

PAYMENTS. The first payment under Options 1, 2 and 3 will be made when the claim for settlement has been approved. Payments after the first will be made according to the manner of payment chosen. Interest under Option 4 will be credited from the date of death and paid or added to the proceeds as provided in the Payment Contract.

AVAILABILITY OF OPTIONS. If the proposed payee is not a natural person, payment options may be chosen only with Our consent. If this policy is assigned, We will have the right to pay the assignee in one sum the amount to which the assignee is entitled. Any balance will be applied according to the option chosen.

The amount to be applied under any one option must be at least $2,000. The payment elected under any one option must be at least $20. If the total policy proceeds are less than $2,000 payment will be made in a lump sum.

 07921                              Page 21

EVIDENCE THAT PAYEE IS ALIVE. Before making any payment under a Payment Option, We may ask for proof that the payee is alive. If proof is requested, no payment will be made or considered due until We receive proof.

DEATH OF A PAYEE. If a payee dies, any unpaid balance will be paid as stated in the Payment Contract. If there is no surviving payee named in the Payment Contract, We will pay the estate of the payee:

1. Under Options 1 and 3: The value as of the remaining payments for the specified period as of the date We receive Written notification of death, discounted at the rate of interest used in determining the amount of the monthly payment.

2. Under Options 2 and 4, the balance of any proceeds remaining unpaid with accrued interest, if any.

WITHDRAWAL OF PROCEEDS UNDER OPTIONS 1 OR 2. If provided in the Payment Contract, a payee will have the right to withdraw the entire unpaid balance under Options 1 or 2. Under Option 1, the amount will be the value of the remaining payments for the specified period discounted at the rate of interest used in determining monthly income. Under Option 2, the amount will be the entire unpaid balance.

WITHDRAWAL OF PROCEEDS UNDER OPTION 4. A payee will have the right to withdraw proceeds left under Option 4 subject to the following rules:

1. The amount to be withdrawn must be $500 or more;

2. A partial withdrawal must leave a balance on deposit of $1,000 or more.

WITHDRAWALS MAY BE DEFERRED. We may defer payment of any withdrawal for up to 6 months from the date We receive a withdrawal request.

ASSIGNMENT. Payment Contracts may not be assigned.

CHANGE IN PAYMENT. The right to make any change in payment is available only if it is provided in the Payment Contract.

CLAIMS OF CREDITORS. To the extent permitted by law, proceeds will not be subject to any claims of a Beneficiary's creditors.

                              GENERAL PROVISIONS

ASSIGNING YOUR POLICY. During the lifetime of the Insured, You may assign this policy as security for an obligation. We will not be bound by an assignment unless it is received In Writing at Our Home Office. Two copies of the assignment must be submitted. We will retain one copy and return the other. We will not be responsible for the validity of any assignment.

INCONTESTABILITY. We rely on the statements made in the application for the policy and any amendments of application, supplemental applications, and applications for any reinstatements or increases in Specified Amount. These statements, in the absence of fraud, are considered representations and not warranties. No statement may be used in defense of a claim unless it is in such applications.

Except as stated below, We cannot contest this policy during the Insured's lifetime after it has been in force for 2 years from the Date of Issue.

 07921                              Page 22

Exceptions:

1. We cannot contest any claim related to an increase in Specified Amount during the Insured's lifetime after such increase has been in effect for 2 years from the date of issue of such increase.

2. If this policy is reinstated, We cannot contest this policy during the Insured's lifetime after it has been in force for 2 years from the date of reinstatement.

We can contest a reinstatement or an increase in Specified Amount for a 2-year period following the date of an increase or reinstatement solely on the basis of the information furnished in the application for such reinstatement or increase.

This 2-year limitation does not apply to benefits provided by any Disability or Accidental Death Benefit rider, or to the nonpayment of premium.

SUICIDE EXCLUSION. If the Insured takes his or her own life, while sane or insane, within 2 years from the Date of Issue, We will limit the Death Benefit Proceeds to the premiums paid less any policy loans and less any partial surrenders paid.

If there are any increases in the Specified Amount (see "Changing Your Insurance Policy") a new 2-year period shall apply to each increase beginning on the date of each increase. The Death Benefit Proceeds will be the costs of insurance associated with each increase.

When the laws of the state in which this policy is delivered require less than this 2-year period, the period will be as stated in such laws.

AGE OR GENDER INCORRECTLY STATED (AGE IN- CORRECTLY STATED IF ISSUED ON A GENDER NEUTRAL BASIS). If the: (1) age or gender of the Insured (if this policy was issued on a Sex Distinct basis); or (2) age of the Insured (if this policy was issued on a Gender Neutral basis) has been misstated to Us, We will adjust the excess of the Death Benefit Amount over the Accumulation Value on the date of death to that which would have been purchased by the Monthly Deduction for the policy month of death at the correct cost of insurance rate. By age, We mean age nearest birthday as of the Date of Issue.

STATUTORY BASIS OF POLICY VALUES. The Cash Values of the policy are not less than the minimum values required by the law of the state where this policy is delivered. The calculation of the Cash Values includes a charge for the cost of insurance, as shown in the Table of Guaranteed Monthly Cost of Insurance Rates and for the General Account interest at the guaranteed annual interest rate shown on the Policy Schedule.

Calculation of minimum Cash Values, nonforfeiture benefits and Guaranteed Cost of Insurance rates are based on the Mortality Table shown on the Policy Schedule for the appropriate gender (if this policy was issued on a Sex Distinct basis) and age nearest birthday.

A detailed statement of the method of computing values has been filed with the state insurance department where required.

POLICY CHANGES AFTER AGE 100. IRC section 7702(e)(1)(B) provides a computational requirement that a deemed Maturity Date between age 95 and 100 must be used. However, the 2001 CSO Mortality Tables provide a stated termination date of age 121. The tax implications of the differing dates provided under IRC section 7702(e)(1)(B) and the 2001 CSO Mortality Tables remains unclear. If the IRC section 7702(e)(1)(B) Maturity Date requirement is amended to conform to the termination date of the 2001 CSO Mortality Tables, the Company at its option, may allow "material changes" to this policy after the Insured attains age 100.


 07921                              Page 23

NO DIVIDENDS. This policy will not pay dividends. It will not participate in any of Our surplus or earnings.

ANNUAL REPORT. We will send You at least once a year, without charge, an annual report which will show a summary of all transactions since the last report, including:

1. Premiums paid;

2. Transfers;

3. Expense charges deducted;

4. The cost of insurance deducted;

5. Partial surrender benefits deducted, including partial surrender fees;

6. The amount of any outstanding policy loans;

7. Separate Account Unit Values;

8. The current Cash Surrender and Accumulation Values; and

9. The Death Benefit Amount.

WHEN THIS POLICY TERMINATES. This policy will terminate if:

1. You request that this policy be terminated;

2. The Insured dies;

3. The policy matures; or

4. The Grace Period ends; and

    a) There is insufficient Cash Surrender Value to cover a Monthly Deduction; and

    b) The necessary Monthly Guarantee Premiums to keep the policy in force have not been paid.

REINSTATEMENT. "Reinstating" means placing Your policy in force after it has terminated at the end of the Grace Period. We will reinstate this policy if We receive:

1. Your Written request within 5 years after the end of the Grace Period and before the Maturity Date; and

2. Evidence of insurability satisfactory to Us; and

3. Payment of enough premium to keep the reinstated policy in force for two months; and

4. Payment or reinstatement of any in debtedness.

The reinstated policy will be in force from the Monthly Deduction Day on or following the date We approve the reinstatement application.

The original Surrender Charge schedule will apply to a reinstated policy. The Accumulation Value at the time of reinstatement will be:

1. The Surrender Charge deducted at the time of lapse (such charge not being greater than the Accumulation Value at the time of lapse before the Surrender Charge was applied); plus

2. The Net Premium allocated in accordance with the premium allocation percentages at the time of lapse unless the reinstatement application provides otherwise, using Unit Values as of the date of reinstatement; plus

3. Any loan repaid or reinstated; less

4. The Monthly Deduction for one month.

 07921                              Page 24

The dollar amount of any Surrender Charge reinstated will be the same as the dollar amount of Surrender Charge at the time of lapse, and will be reinstated into the Divisions and the General Account from which it was deducted at the time of lapse using Unit Values as of the date of reinstatement.

If a person other than the Insured is covered by a rider attached to this policy, coverage will be reinstated according to the terms of that rider.

RATES ON POLICY ANNIVERSARY NEAREST INSURED'S 18TH BIRTHDAY (FOR INSURED'S AGE 17 OR LESS ON DATE OF ISSUE). If the Insured's age, nearest birthday, is 17 or less on the Date of Issue of this policy, Tobacco rates will be used starting on the policy anniversary nearest the Insured's 18th birthday, except as follows. Prior to the anniversary nearest the Insured's 18th birthday, a Written statement signed by the Insured, may be submitted to the Company requesting that Non-Tobacco rates be made effective. The statement must include the date the Insured last used tobacco or other products that contain nicotine, or state that the Insured has never used tobacco or other products that contain nicotine, whichever applies. If the request is approved, Non-Tobacco rates will be made effective on the policy anniversary nearest the Insured's 18th birthday. Otherwise, Tobacco rates will apply. We will send a notice to the Owner at least 30 days prior to the policy anniversary nearest the Insured's 18th birthday that a request for Non-Tobacco rates may be submitted.

OPTION TO EXTEND COVERAGE. You may elect to extend the Maturity Date stated on the Schedule Page (Maturity Date), as follows:

   If the Insured is living on the Maturity Date, coverage will be continued until the date of death of the Insured.

To elect this option, You must submit a Written request to the Company on a form acceptable to Us, at least 30 days prior to the original Maturity Date.

Starting on the original Maturity Date:

1. The Death Benefit Amount for the base policy will be equal to the base policy Death Benefit Amount in effect on the day prior to the Maturity Date, and if based all, or in part, on the Accumulation Value, will be adjusted by future changes in the Accumulation Value. The Death Benefit Amount will never be less than the Accumulation Value;

2. Unless otherwise stated in a rider attached to this policy, coverage under any riders attached to this policy will not be extended;

3. No Monthly Deductions will be made;

4. New premium payments will not be accepted;

5. Interest on policy loans will continue to accrue in the same manner as stated in the Policy Loan provisions and You may repay all or part of a loan at any time as stated in the Policy Loans provisions;

6. The value of each of the Separate Account Divisions will be transferred to the General Account on the Maturity Date. If the underlying investment option cannot be valued, or We cannot determine the Division's investment in an investment option on the scheduled Maturity Date, the unvalued portion shall be valued and transferred on the first Business Day that the assets can be valued or determined; and

7. The Accumulation Value will continue to be determined as stated in this policy, subject to 3 above.

After this option is selected, it may not be revoked.

 07921                              Page 25

IRC SECTION 7702(E)(1)(B) PROVIDES A COMPUTATIONAL REQUIREMENT THAT A DEEMED MATURITY DATE BETWEEN AGE 95 AND 100 MUST BE USED. HOWEVER, THE 2001 CSO MORTALITY TABLES PROVIDE A STATED TERMINATION DATE OF AGE 121. THE TAX IMPLICATIONS OF THE DIFFERING DATES PROVIDED UNDER IRC SECTION 7702(E)(1)(B) AND THE 2001 CSO MORTALITY TABLES REMAINS UNCLEAR. SIMILARLY, THE TAX CONSEQUENCES OF EXTENDING THE MATURITY DATE BEYOND THE AGE 121 TERMINATION DATE OF THE 2001 CSO MORTALITY TABLES IS UNCLEAR. YOU SHOULD CONSULT YOUR PERSONAL TAX ADVISOR ABOUT THE EFFECT OF THIS PROVISION.

RIGHTS RESERVED BY US. Upon notice to You, this policy may be modified by Us, but only if such modification is necessary to make any changes as required by the Internal Revenue Code or by any other applicable law, regulation or interpretation in order to continue treatment of this policy as life insurance or to comply with federal securities laws.

 07921                              Page 26

                      THIS PAGE INTENTIONALLY LEFT BLANK

 07921                              Page 27

              TABLE OF GUARANTEE MONTHLY COST OF INSURANCE RATES
                       PER $1,000 OF NET AMOUNT AT RISK

      ATTAINED AGE                       ATTAINED AGE
    NEAREST BIRTHDAY                   NEAREST BIRTHDAY
    (ON EACH POLICY                    (ON EACH POLICY
      ANNIVERSARY)     MALE    FEMALE    ANNIVERSARY)     MALE     FEMALE
    ---------------- -------- -------- ---------------- --------- ---------
           18        $0.07670 $0.03500        70        $ 2.03499 $ 1.41458
           19         0.07837  0.03750        71          2.23719   1.55051
           20         0.07920  0.03750        72          2.50360   1.70286
           21         0.07920  0.03834        73          2.78562   1.86832
           22         0.07920  0.04001        74          3.08341   2.05040
           23         0.08004  0.04001        75          3.41023   2.25263
           24         0.08087  0.04167        76          3.76819   2.47520
           25         0.08171  0.04167        77          4.18586   2.72084
           26         0.08504  0.04417        78          4.67661   2.99326
           27         0.08921  0.04751        79          5.24716   3.28838
           28         0.08754  0.04834        80          5.87410   3.61957
           29         0.08588  0.05168        81          6.59415   4.07157
           30         0.08504  0.05335        82          7.35120   4.58457
           31         0.08421  0.05668        83          8.17591   5.09923
           32         0.08421  0.06002        84          9.09943   5.67203
           33         0.08671  0.06335        85         10.14421   6.32232
           34         0.08838  0.06836        86         11.31891   6.91704
           35         0.09088  0.07420        87         12.62238   7.82099
           36         0.09589  0.07920        88         14.04387   8.77667
           37         0.10006  0.08588        89         15.57220   9.80858
           38         0.10757  0.08921        90         17.19963  10.77196
           39         0.11425  0.09422        91         18.76183  11.26394
           40         0.12176  0.10006        92         20.42406  12.24075
           41         0.13177  0.10590        93         22.21645  13.71292
           42         0.14430  0.11258        94         24.15513  15.61194
           43         0.15849  0.12092        95         26.24420  18.02150
           44         0.17519  0.13094        96         28.20560  20.38072
           45         0.19441  0.14263        97         30.35199  22.88571
           46         0.21279  0.15599        98         32.70866  23.32307
           47         0.23285  0.17269        99         35.30337  24.80448
           48         0.24455  0.19107       100         38.17511  27.21527
           49         0.25793  0.21112       101         40.53000  29.86914
           50         0.27716  0.23452       102         43.11768  32.93819
           51         0.29974  0.26044       103         45.96629  36.42323
           52         0.33070  0.28971       104         49.11195  40.44484
           53         0.36419  0.32150       105         52.54884  45.03306
           54         0.40690  0.35498       106         56.37067  50.02474
           55         0.45970  0.39099       107         60.64049  55.47971
           56         0.51337  0.43288       108         65.43820  61.36385
           57         0.57128  0.47647       109         70.86239  67.97906
           58         0.62083  0.52344       110         77.04001  75.34512
           59         0.67797  0.57044       111         77.63548  76.08958
           60         0.74694  0.61915       112         78.23803  76.84528
           61         0.83113  0.67209       113         78.84780  77.61249
           62         0.93397  0.73011       114         79.46491  78.39150
           63         1.04962  0.78987       115         80.08952  79.18259
           64         1.17137  0.85472       116         80.72176  79.98606
           65         1.30008  0.92638       117         81.36180  80.80223
           66         1.43071  1.00571       118         82.00977  81.63142
           67         1.56326  1.09272       119         82.66585  82.47396
           68         1.70627  1.18998       120         83.33000  83.33000
           69         1.85466  1.29669

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule.

 07921                              Page 28                                 NS

                         DEATH BENEFIT CORRIDOR RATES
                     BASED ON CASH VALUE ACCUMULATION TEST

           ATTAINED AGE                    ATTAINED AGE
         NEAREST BIRTHDAY                NEAREST BIRTHDAY
         (ON EACH POLICY                 (ON EACH POLICY
           ANNIVERSARY)    MALE  FEMALE    ANNIVERSARY)    MALE  FEMALE
         ---------------- ------ ------- ---------------- ------ ------
                18        8.8404 10.3051        70        1.6696 1.8594
                19        8.5595  9.9460        71        1.6297 1.8123
                20        8.2867  9.6005        72        1.5916 1.7673
                21        8.0211  9.2656        73        1.5555 1.7242
                22        7.7622  8.9417        74        1.5213 1.6829
                23        7.5098  8.6293        75        1.4887 1.6435
                24        7.2644  8.3266        76        1.4576 1.6058
                25        7.0258  8.0345        77        1.4280 1.5697
                26        6.7939  7.7516        78        1.4000 1.5353
                27        6.5697  7.4790        79        1.3735 1.5023
                28        6.3532  7.2169        80        1.3487 1.4708
                29        6.1419  6.9633        81        1.3255 1.4407
                30        5.9357  6.7192        82        1.3039 1.4125
                31        5.7349  6.4835        83        1.2836 1.3861
                32        5.5397  6.2564        84        1.2647 1.3614
                33        5.3500  6.0376        85        1.2469 1.3380
                34        5.1665  5.8266        86        1.2305 1.3162
                35        4.9888  5.6238        87        1.2153 1.2952
                36        4.8169  5.4288        88        1.2015 1.2761
                37        4.6511  5.2410        89        1.1889 1.2586
                38        4.4909  5.0605        90        1.1775 1.2426
                39        4.3368  4.8861        91        1.1673 1.2276
                40        4.1882  4.7179        92        1.1578 1.2119
                41        4.0450  4.5558        93        1.1490 1.1963
                42        3.9073  4.3995        94        1.1408 1.1819
                43        3.7751  4.2489        95        1.1333 1.1690
                44        3.6481  4.1038        96        1.1266 1.1583
                45        3.5264  3.9644        97        1.1202 1.1496
                46        3.4098  3.8303        98        1.1142 1.1429
                47        3.2979  3.7016        99        1.1086 1.1348
                48        3.1904  3.5783       100        1.1036 1.1262
                49        3.0865  3.4600       101        1.0992 1.1181
                50        2.9860  3.3467       102        1.0950 1.1104
                51        2.8892  3.2382       103        1.0909 1.1031
                52        2.7959  3.1344       104        1.0870 1.0963
                53        2.7066  3.0351       105        1.0832 1.0901
                54        2.6209  2.9402       106        1.0795 1.0844
                55        2.5390  2.8493       107        1.0760 1.0794
                56        2.4609  2.7623       108        1.0728 1.0750
                57        2.3864  2.6792       109        1.0699 1.0712
                58        2.3152  2.5997       110        1.0677 1.0685
                59        2.2468  2.5235       111        1.0674 1.0681
                60        2.1810  2.4505       112        1.0671 1.0677
                61        2.1181  2.3803       113        1.0667 1.0673
                62        2.0580  2.3128       114        1.0664 1.0669
                63        2.0009  2.2481       115        1.0660 1.0664
                64        1.9467  2.1858       116        1.0654 1.0657
                65        1.8952  2.1259       117        1.0643 1.0644
                66        1.8462  2.0682       118        1.0618 1.0619
                67        1.7993  2.0128       119        1.0557 1.0557
                68        1.7544  1.9596       120        1.0400 1.0400
                69        1.7112  1.9085

 07921                              Page 29                                 NS

              TABLE OF GUARANTEE MONTHLY COST OF INSURANCE RATES
                       PER $1,000 OF NET AMOUNT AT RISK

      ATTAINED AGE                       ATTAINED AGE
    NEAREST BIRTHDAY                   NEAREST BIRTHDAY
    (ON EACH POLICY                    (ON EACH POLICY
      ANNIVERSARY)     MALE    FEMALE    ANNIVERSARY)     MALE     FEMALE
    ---------------- -------- -------- ---------------- --------- ---------
            0        $0.08087 $0.04001        60        $ 1.36961 $ 1.17306
            1         0.04668  0.02917        61          1.50971   1.26704
            2         0.03250  0.02166        62          1.67901   1.37300
            3         0.02250  0.01666        63          1.86747   1.47912
            4         0.01750  0.01583        64          2.06067   1.59133
            5         0.01750  0.01500        65          2.25178   1.71394
            6         0.01833  0.01500        66          2.43648   1.84442
            7         0.01833  0.01750        67          2.61646   1.99137
            8         0.01833  0.01750        68          2.80636   2.15316
            9         0.01916  0.01750        69          2.99499   2.32904
           10         0.01916  0.01833        70          3.22406   2.52598
           11         0.02250  0.01916        71          3.47559   2.75106
           12         0.02750  0.02250        72          3.81896   3.00019
           13         0.03250  0.02500        73          4.16563   3.26925
           14         0.03917  0.02750        74          4.51739   3.56544
           15         0.05085  0.02917        75          4.92848   3.86451
           16         0.06169  0.03250        76          5.36857   4.19202
           17         0.07253  0.03417        77          5.88039   4.54567
           18         0.09255  0.04167        78          6.47624   4.92848
           19         0.10089  0.04501        79          7.15987   5.34445
           20         0.10590  0.04834        80          7.89664   5.79500
           21         0.11091  0.05085        81          8.73001   6.43366
           22         0.11675  0.05418        82          9.57996   7.13336
           23         0.12176  0.05585        83         10.48131   7.82099
           24         0.12844  0.06002        84         11.47340   8.56690
           25         0.13595  0.06419        85         12.65672   9.32569
           26         0.14263  0.06752        86         13.97298   9.96389
           27         0.15098  0.07253        87         15.41343  10.98682
           28         0.15181  0.07670        88         16.95661  12.02143
           29         0.15098  0.08254        89         18.58588  13.07590
           30         0.15014  0.08588        90         20.28329  13.93905
           31         0.15014  0.09338        91         21.84585  14.12783
           32         0.15181  0.09923        92         23.47278  14.90372
           33         0.15599  0.10674        93         25.19045  16.17044
           34         0.16183  0.11592        94         27.01232  17.81679
           35         0.16684  0.12760        95         29.07896  20.37422
           36         0.17603  0.13762        96         30.94917  22.78736
           37         0.18605  0.14931        97         32.96994  25.28839
           38         0.20026  0.15682        98         35.16089  25.41070
           39         0.21446  0.16684        99         37.54290  26.66310
           40         0.23118  0.17686       100         40.13846  28.86393
           41         0.25291  0.18856       101         42.16118  31.28428
           42         0.27800  0.20276       102         44.35044  34.03663
           43         0.30811  0.21947       103         46.71561  37.09877
           44         0.34410  0.23870       104         49.28153  40.55794
           45         0.38177  0.26127       105         52.71442  45.14543
           46         0.41696  0.28636       106         56.53232  50.13484
           47         0.45635  0.31815       107         60.80009  55.58907
           48         0.47814  0.35749       108         65.59222  61.47237
           49         0.50330  0.40188       109         71.01473  68.08690
           50         0.53938  0.45048       110         77.18885  75.45232
           51         0.58219  0.50330       111         77.77101  76.18750
           52         0.64099  0.56120       112         78.35992  76.93363
           53         0.70740  0.62251       113         78.95572  77.69097
           54         0.79071  0.68974       114         79.55852  78.45980
           55         0.88507  0.76041       115         80.16846  79.24039
           56         0.98122  0.83619       116         80.78569  80.03303
           57         1.08342  0.91711       117         81.41032  80.83801
           58         1.16375  0.99557       118         82.04252  81.65565
           59         1.25687  1.08257       119         82.68243  82.48627
                                             120         83.33000  83.33000

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule.

 07921                              Page 28                                  S

                         DEATH BENEFIT CORRIDOR RATES
                     BASED ON CASH VALUE ACCUMULATION TEST

          ATTAINED AGE                     ATTAINED AGE
        NEAREST BIRTHDAY                 NEAREST BIRTHDAY
        (ON EACH POLICY                  (ON EACH POLICY
          ANNIVERSARY)    MALE   FEMALE    ANNIVERSARY)    MALE  FEMALE
        ---------------- ------- ------- ---------------- ------ ------
                 0       13.5022 15.7701        60        1.9299 2.0835
                 1       13.1357 15.2674        61        1.8824 2.0323
                 2       12.7133 14.7508        62        1.8371 1.9831
                 3       12.2781 14.2323        63        1.7945 1.9359
                 4       11.8404 13.7197        64        1.7543 1.8906
                 5       11.4099 13.2227        65        1.7163 1.8470
                 6       10.9941 12.7410        66        1.6801 1.8051
                 7       10.5936 12.2758        67        1.6455 1.7646
                 8       10.2067 11.8305        68        1.6121 1.7258
                 9        9.8333 11.4003        69        1.5799 1.6886
                10        9.4735 10.9848        70        1.5485 1.6528
                11        9.1261 10.5846        71        1.5181 1.6185
                12        8.7936 10.1991        72        1.4888 1.5859
                13        8.4762  9.8302        73        1.4611 1.5547
                14        8.1730  9.4761        74        1.4346 1.5251
                15        7.8841  9.1361        75        1.4091 1.4969
                16        7.6115  8.8087        76        1.3848 1.4699
                17        7.3531  8.4947        77        1.3615 1.4441
                18        7.1079  8.1921        78        1.3393 1.4194
                19        6.8791  7.9042        79        1.3183 1.3957
                20        6.6598  7.6274        80        1.2987 1.3731
                21        6.4480  7.3611        81        1.2803 1.3513
                22        6.2432  7.1043        82        1.2631 1.3312
                23        6.0455  6.8571        83        1.2469 1.3128
                24        5.8542  6.6182        84        1.2316 1.2956
                25        5.6695  6.3883        85        1.2172 1.2796
                26        5.4914  6.1671        86        1.2038 1.2647
                27        5.3191  5.9537        87        1.1914 1.2502
                28        5.1530  5.7483        88        1.1802 1.2372
                29        4.9908  5.5504        89        1.1701 1.2254
                30        4.8321  5.3599        90        1.1610 1.2148
                31        4.6770  5.1759        91        1.1529 1.2047
                32        4.5257  4.9992        92        1.1453 1.1929
                33        4.3784  4.8288        93        1.1382 1.1808
                34        4.2355  4.6649        94        1.1316 1.1690
                35        4.0970  4.5073        95        1.1255 1.1579
                36        3.9628  4.3562        96        1.1200 1.1490
                37        3.8332  4.2108        97        1.1147 1.1419
                38        3.7080  4.0712        98        1.1098 1.1369
                39        3.5875  3.9362        99        1.1051 1.1302
                40        3.4714  3.8060       100        1.1010 1.1228
                41        3.3598  3.6804       101        1.0974 1.1158
                42        3.2526  3.5594       102        1.0939 1.1090
                43        3.1499  3.4428       103        1.0904 1.1025
                44        3.0517  3.3307       104        1.0868 1.0961
                45        2.9580  3.2229       105        1.0830 1.0899
                46        2.8685  3.1195       106        1.0794 1.0843
                47        2.7827  3.0203       107        1.0759 1.0793
                48        2.7005  2.9255       108        1.0727 1.0749
                49        2.6207  2.8350       109        1.0698 1.0712
                50        2.5433  2.7489       110        1.0676 1.0685
                51        2.4687  2.6669       111        1.0673 1.0681
                52        2.3968  2.5889       112        1.0670 1.0677
                53        2.3281  2.5146       113        1.0667 1.0673
                54        2.2624  2.4439       114        1.0664 1.0668
                55        2.2000  2.3765       115        1.0659 1.0663
                56        2.1409  2.3124       116        1.0653 1.0656
                57        2.0847  2.2512       117        1.0642 1.0644
                58        2.0312  2.1929       118        1.0618 1.0619
                59        1.9796  2.1370       119        1.0557 1.0557
                                               120        1.0400 1.0400


 07921                              Page 29                                  S

              TABLE OF GUARANTEE MONTHLY COST OF INSURANCE RATES
                       PER $1,000 OF NET AMOUNT AT RISK

  ATTAINED AGE              ATTAINED AGE
NEAREST BIRTHDAY          NEAREST BIRTHDAY
(ON EACH POLICY           (ON EACH POLICY
  ANNIVERSARY)     RATE     ANNIVERSARY)     RATE
---------------- -------- ---------------- ---------
        18       $0.06836        70        $ 1.90504
        19        0.07003        71          2.09234
        20        0.07086        72          2.33419
        21        0.07086        73          2.58973
        22        0.07170        74          2.86082
        23        0.07170        75          3.15804
        24        0.07336        76          3.48344
        25        0.07336        77          3.85838
        26        0.07670        78          4.29504
        27        0.08087        79          4.79623
        28        0.08004        80          5.34445
        29        0.07920        81          5.98839
        30        0.07837        82          6.67043
        31        0.07837        83          7.39887
        32        0.07920        84          8.20834
        33        0.08171        85          9.11818
        34        0.08421        86         10.09482
        35        0.08754        87         11.23310
        36        0.09255        88         12.45482
        37        0.09756        89         13.75172
        38        0.10423        90         15.06752
        39        0.11007        91         16.13554
        40        0.11758        92         17.38187
        41        0.12677        93         18.85739
        42        0.13762        94         20.57377
        43        0.15098        95         22.59882
        44        0.16601        96         24.55392
        45        0.18438        97         26.70183
        46        0.20109        98         27.88682
        47        0.22115        99         29.59716
        48        0.23368       100         31.84721
        49        0.24873       101         34.04178
        50        0.26880       102         36.60255
        51        0.29222       103         39.60096
        52        0.32234       104         43.12057
        53        0.35582       105         47.20894
        54        0.39685       106         51.76130
        55        0.44629       107         56.82753
        56        0.49743       108         62.38781
        57        0.55197       109         68.68355
        58        0.60151       110         75.75322
        59        0.65612       111         76.46225
        60        0.72086       112         77.18143
        61        0.79913       113         77.91101
        62        0.89265       114         78.65122
        63        0.99726       115         79.40231
        64        1.10709       116         80.16453
        65        1.22384       117         80.93815
        66        1.34332       118         81.72344
        67        1.46638       119         82.52069
        68        1.59984       120         83.33000
        69        1.73865

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule.

 07921                              Page 28                               U-NS

                         DEATH BENEFIT CORRIDOR RATES
                     BASED ON CASH VALUE ACCUMULATION TEST

  ATTAINED AGE            ATTAINED AGE
NEAREST BIRTHDAY        NEAREST BIRTHDAY
(ON EACH POLICY         (ON EACH POLICY
  ANNIVERSARY)    RATE    ANNIVERSARY)    RATE
---------------- ------ ---------------- ------
        18       9.0976
        19       8.8037        70        1.7059
        20       8.5185        71        1.6649
        21       8.2413        72        1.6257
        22       7.9713        73        1.5885
        23       7.7089        74        1.5533
        24       7.4536        75        1.5197
        25       7.2061        76        1.4877
        26       6.9653        77        1.4572
        27       6.7327        78        1.4282
        28       6.5083        79        1.4009
        29       6.2898        80        1.3752
        30       6.0771        81        1.3511
        31       5.8701        82        1.3287
        32       5.6691        83        1.3077
        33       5.4742        84        1.2881
        34       5.2858        85        1.2697
        35       5.1035        86        1.2527
        36       4.9275        87        1.2369
        37       4.7577        88        1.2226
        38       4.5940        89        1.2095
        39       4.4363        90        1.1978
        40       4.2841        91        1.1871
        41       4.1376        92        1.1767
        42       3.9966        93        1.1666
        43       3.8610        94        1.1571
        44       3.7308        95        1.1484
        45       3.6060        96        1.1408
        46       3.4863        97        1.1341
        47       3.3714        98        1.1284
        48       3.2611        99        1.1223
        49       3.1546       100        1.1162
        50       3.0519       101        1.1104
        51       2.9529       102        1.1046
        52       2.8578       103        1.0989
        53       2.7666       104        1.0933
        54       2.6793       105        1.0880
        55       2.5957       106        1.0831
        56       2.5161       107        1.0785
        57       2.4401       108        1.0744
        58       2.3674       109        1.0709
        59       2.2976       110        1.0683
        60       2.2305       111        1.0679
        61       2.1663       112        1.0676
        62       2.1049       113        1.0672
        63       2.0465       114        1.0668
        64       1.9910       115        1.0663
        65       1.9381       116        1.0656
        66       1.8877       117        1.0644
        67       1.8394       118        1.0619
        68       1.7931       119        1.0557
        69       1.7487       120        1.0400

 07921                              Page 29                               U-NS

              TABLE OF GUARANTEE MONTHLY COST OF INSURANCE RATES
                       PER $1,000 OF NET AMOUNT AT RISK

ATTAINED AGE                ATTAINED AGE
NEAREST BIRTHDAY          NEAREST BIRTHDAY
(ON EACH POLICY           (ON EACH POLICY
ANNIVERSARY)       RATE     ANNIVERSARY)     RATE
---------------- -------- ---------------- ---------
         0       $0.07253        60        $ 1.32975
         1        0.04334        61          1.46043
         2        0.03000        62          1.61601
         3        0.02166        63          1.78811
         4        0.01750        64          1.96401
         5        0.01666        65          2.14031
         6        0.01750        66          2.31272
         7        0.01833        67          2.48552
         8        0.01833        68          2.66906
         9        0.01916        69          2.85391
        10        0.01916        70          3.07474
        11        0.02166        71          3.31970
        12        0.02667        72          3.64141
        13        0.03083        73          3.96972
        14        0.03667        74          4.30737
        15        0.04668        75          4.69166
        16        0.05585        76          5.10457
        17        0.06502        77          5.57701
        18        0.08254        78          6.11998
        19        0.09005        79          6.73496
        20        0.09422        80          7.39612
        21        0.09923        81          8.17220
        22        0.10423        82          8.97297
        23        0.10840        83          9.80574
        24        0.11508        84         10.71738
        25        0.12176        85         11.76585
        26        0.12760        86         12.86603
        27        0.13511        87         14.14584
        28        0.13678        88         15.48667
        29        0.13762        89         16.87267
        30        0.13762        90         18.21409
        31        0.13929        91         19.18423
        32        0.14096        92         20.32874
        33        0.14597        93         21.66066
        34        0.15265        94         23.17701
        35        0.15933        95         25.22500
        36        0.16851        96         27.13615
        37        0.17854        97         29.20486
        38        0.19190        98         30.13226
        39        0.20527        99         31.60457
        40        0.22031       100         33.62822
        41        0.24037       101         35.54445
        42        0.26294       102         37.78007
        43        0.29054       103         40.33887
        44        0.32317       104         43.29532
        45        0.35749       105         47.37153
        46        0.39099       106         51.91401
        47        0.42869       107         56.96954
        48        0.45383       108         62.52336
        49        0.48318       109         68.81212
        50        0.52176       110         75.87388
        51        0.56624       111         76.57238
        52        0.62503       112         77.28073
        53        0.69058       113         77.99915
        54        0.77051       114         78.72786
        55        0.85978       115         79.46711
        56        0.95169       116         80.21714
        57        1.04962       117         80.97819
        58        1.12992       118         81.75054
        59        1.22130       119         82.53445
                                120         83.33000

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule.


 07921                              Page 28                                U-S

                         DEATH BENEFIT CORRIDOR RATES
                     BASED ON CASH VALUE ACCUMULATION TEST

ATTAINED AGE               ATTAINED AGE
NEAREST BIRTHDAY         NEAREST BIRTHDAY
(ON EACH POLICY          (ON EACH POLICY
ANNIVERSARY)      RATE     ANNIVERSARY)    RATE
---------------- ------- ---------------- ------
         0       13.8948        60        1.9593
         1       13.5058        61        1.9111
         2       13.0678        62        1.8652
         3       12.6177        63        1.8217
         4       12.1677        64        1.7807
         5       11.7260        65        1.7417
         6       11.2983        66        1.7047
         7       10.8863        67        1.6691
         8       10.4894        68        1.6348
         9       10.1062        69        1.6017
        10        9.7370        70        1.5696
        11        9.3806        71        1.5386
        12        9.0386        72        1.5088
        13        8.7124        73        1.4805
        14        8.4003        74        1.4535
        15        8.1024        75        1.4276
        16        7.8206        76        1.4029
        17        7.5528        77        1.3793
        18        7.2980        78        1.3568
        19        7.0594        79        1.3355
        20        6.8306        80        1.3155
        21        6.6095        81        1.2967
        22        6.3961        82        1.2792
        23        6.1900        83        1.2628
        24        5.9906        84        1.2474
        25        5.7983        85        1.2330
        26        5.6128        86        1.2197
        27        5.4336        87        1.2074
        28        5.2607        88        1.1963
        29        5.0923        89        1.1863
        30        4.9281        90        1.1775
        31        4.7681        91        1.1697
        32        4.6123        92        1.1617
        33        4.4609        93        1.1540
        34        4.3142        94        1.1464
        35        4.1723        95        1.1392
        36        4.0351        96        1.1330
        37        3.9027        97        1.1276
        38        3.7749        98        1.1232
        39        3.6518        99        1.1182
        40        3.5332       100        1.1131
        41        3.4190       101        1.1082
        42        3.3094       102        1.1032
        43        3.2042       103        1.0982
        44        3.1035       104        1.0931
        45        3.0074       105        1.0878
        46        2.9154       106        1.0829
        47        2.8272       107        1.0784
        48        2.7428       108        1.0743
        49        2.6611       109        1.0708
        50        2.5821       110        1.0683
        51        2.5062       111        1.0679
        52        2.4332       112        1.0675
        53        2.3634       113        1.0671
        54        2.2968       114        1.0667
        55        2.2335       115        1.0662
        56        2.1735       116        1.0656
        57        2.1164       117        1.0644
        58        2.0620       118        1.0619
        59        2.0097       119        1.0557
                               120        1.0400


 07921                              Page 29                                U-S

                         DEATH BENEFIT CORRIDOR RATES
                          BASED ON GUIDELINE PREMIUM

                          ATTAINED      ATTAINED
                          AGE      RATE   AGE    RATE
                          -------- ---- -------- ----
                            0-40   2.50   60     1.30
                            41     2.43   61     1.28
                            42     2.36   62     1.26
                            43     2.29   63     1.24
                            44     2.22   64     1.22
                            45     2.15   65     1.20
                            46     2.09   66     1.19
                            47     2.03   67     1.18
                            48     1.97   68     1.17
                            49     1.91   69     1.16
                            50     1.85   70     1.15
                            51     1.78   71     1.13
                            52     1.71   72     1.11
                            53     1.64   73     1.09
                            54     1.57   74     1.07
                            55     1.50  75-90   1.05
                            56     1.46   91     1.04
                            57     1.42   92     1.03
                            58     1.38   93     1.02
                            59     1.34   94     1.01
                                          95+    1.00

 07921                              Page 29

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge for each partial surrender as described in the Partial Surrender provision.

ISSUE
 AGE   YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR YEAR YEAR YEAR YEAR YEAR YEAR
FEMALE  1     2     3     4     5     6     7     8     9    10   11   12   13   14  15+
------ ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ---- ---- ---- ---- ----
  0     3.00  3.00  3.00  3.00  2.00  2.00  2.00  1.00 1.00 1.00 1.00 1.00 1.00 1.00 0.00
  1     3.00  3.00  3.00  3.00  2.00  2.00  1.00  1.00 1.00 1.00 1.00 1.00 1.00 1.00 0.00
  2     3.00  3.00  3.00  3.00  2.00  2.00  2.00  1.00 1.00 1.00 1.00 1.00 1.00 1.00 0.00
  3     3.00  3.00  3.00  3.00  2.00  2.00  2.00  1.00 1.00 1.00 1.00 1.00 1.00 1.00 0.00
  4     3.00  3.00  3.00  3.00  2.00  2.00  2.00  1.00 1.00 1.00 1.00 1.00 1.00 1.00 0.00
  5     3.00  3.00  3.00  3.00  3.00  2.00  2.00  1.00 1.00 1.00 1.00 1.00 1.00 1.00 0.00
  6     3.00  3.00  3.00  3.00  3.00  2.00  2.00  1.00 1.00 1.00 1.00 1.00 1.00 1.00 0.00
  7     3.00  3.00  3.00  3.00  3.00  2.00  2.00  2.00 1.00 1.00 1.00 1.00 1.00 1.00 0.00
  8     4.00  4.00  4.00  4.00  4.00  3.00  3.00  2.00 2.00 2.00 2.00 2.00 2.00 1.00 0.00
  9     4.00  4.00  4.00  4.00  4.00  3.00  3.00  2.00 2.00 2.00 2.00 2.00 2.00 1.00 0.00

  10    4.00  4.00  4.00  4.00  4.00  3.00  3.00  3.00 2.00 2.00 2.00 2.00 2.00 2.00 0.00
  11    4.00  4.00  4.00  4.00  4.00  3.00  3.00  3.00 2.00 2.00 2.00 2.00 2.00 2.00 0.00
  12    4.00  4.00  4.00  4.00  4.00  3.00  3.00  3.00 2.00 2.00 2.00 2.00 2.00 2.00 0.00
  13    5.00  5.00  5.00  5.00  5.00  4.00  4.00  3.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00
  14    5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00
  15    5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00
  16    5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00
  17    5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00
  18    5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00
  19    5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00

  20    5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00
  21    5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00
  22    5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00
  23    5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00
  24    5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00
  25    5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00
  26    5.00  5.00  5.00  5.00  5.00  4.00  4.00  4.00 3.00 3.00 3.00 3.00 3.00 2.00 0.00
  27    6.00  6.00  6.00  6.00  6.00  5.00  5.00  5.00 4.00 4.00 3.00 3.00 3.00 2.00 0.00
  28    6.00  6.00  6.00  6.00  6.00  5.00  5.00  5.00 4.00 4.00 4.00 4.00 3.00 3.00 0.00
  29    7.00  7.00  7.00  7.00  7.00  6.00  6.00  6.00 4.00 4.00 4.00 4.00 3.00 3.00 0.00

  30    7.00  7.00  7.00  7.00  7.00  6.00  6.00  6.00 5.00 5.00 4.00 4.00 4.00 3.00 0.00
  31    7.00  7.00  7.00  7.00  7.00  6.00  6.00  6.00 5.00 5.00 4.00 4.00 4.00 3.00 0.00
  32    8.00  8.00  8.00  8.00  8.00  7.00  7.00  7.00 5.00 5.00 4.00 4.00 4.00 3.00 0.00
  33    8.00  8.00  8.00  8.00  8.00  7.00  7.00  7.00 5.00 5.00 5.00 5.00 4.00 4.00 0.00
  34    9.00  9.00  9.00  9.00  9.00  8.00  8.00  8.00 6.00 6.00 5.00 5.00 4.00 4.00 0.00
  35    9.00  9.00  9.00  9.00  9.00  8.00  8.00  8.00 6.00 6.00 5.00 5.00 4.00 4.00 0.00
  36   10.00 10.00 10.00 10.00 10.00  9.00  9.00  8.00 7.00 6.00 5.00 5.00 4.00 4.00 0.00
  37   10.00 10.00 10.00 10.00 10.00  9.00  9.00  9.00 7.00 7.00 6.00 6.00 5.00 4.00 0.00
  38   11.00 11.00 11.00 11.00 11.00 10.00 10.00  9.00 8.00 7.00 6.00 6.00 5.00 5.00 0.00
  39   11.00 11.00 11.00 11.00 11.00 10.00 10.00 10.00 8.00 8.00 7.00 6.00 5.00 5.00 0.00

 07921                              Page 30                                  F

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

ISSUE
 AGE   YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR YEAR YEAR YEAR YEAR
FEMALE  1     2     3     4     5     6     7     8     9     10    11   12   13   14  15+
------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ---- ---- ----
  40   12.00 12.00 12.00 12.00 12.00 11.00 11.00 10.00  9.00  8.00 7.00 7.00 6.00 5.00 0.00
  41   13.00 13.00 13.00 13.00 13.00 12.00 11.00 10.00  9.00  8.00 7.00 7.00 6.00 5.00 0.00
  42   13.00 13.00 13.00 13.00 13.00 12.00 12.00 11.00 10.00  9.00 8.00 7.00 6.00 5.00 0.00
  43   14.00 14.00 14.00 14.00 14.00 13.00 12.00 11.00 10.00  9.00 8.00 7.00 6.00 6.00 0.00
  44   14.00 14.00 14.00 14.00 14.00 13.00 13.00 12.00 11.00 10.00 9.00 8.00 7.00 6.00 0.00
  45   15.00 15.00 15.00 15.00 15.00 14.00 13.00 12.00 11.00 10.00 9.00 8.00 7.00 6.00 0.00
  46   16.00 16.00 16.00 16.00 15.00 14.00 13.00 12.00 11.00  9.00 8.00 7.00 6.00 5.00 0.00
  47   17.00 17.00 16.00 16.00 16.00 14.00 13.00 11.00 10.00  9.00 7.00 6.00 6.00 5.00 0.00
  48   18.00 18.00 17.00 17.00 16.00 14.00 13.00 11.00 10.00  8.00 6.00 6.00 5.00 4.00 0.00
  49   19.00 19.00 17.00 17.00 16.00 14.00 13.00 11.00  9.00  7.00 5.00 5.00 4.00 4.00 0.00

  50   20.00 20.00 18.00 17.00 17.00 15.00 13.00 11.00  9.00  7.00 5.00 4.00 4.00 3.00 0.00
  51   20.00 20.00 18.00 17.00 17.00 15.00 12.00 10.00  8.00  6.00 4.00 3.00 3.00 2.00 0.00
  52   21.00 21.00 19.00 18.00 17.00 15.00 12.00 10.00  8.00  5.00 3.00 2.00 2.00 0.00 0.00
  53   22.00 22.00 19.00 18.00 17.00 15.00 12.00 10.00  7.00  4.00 2.00 2.00 0.00 0.00 0.00
  54   23.00 23.00 20.00 19.00 18.00 15.00 12.00  9.00  7.00  4.00 5.00 0.00 0.00 0.00 0.00
  55   24.00 24.00 20.00 19.00 18.00 15.00 12.00  9.00  6.00  3.00 0.00 0.00 0.00 0.00 0.00
  56   25.00 25.00 22.00 21.00 19.00 16.00 13.00  9.00  6.00  3.00 0.00 0.00 0.00 0.00 0.00
  57   26.00 26.00 23.00 22.00 20.00 17.00 13.00 10.00  7.00  3.00 0.00 0.00 0.00 0.00 0.00
  58   28.00 28.00 25.00 24.00 21.00 17.00 14.00 10.00  7.00  3.00 0.00 0.00 0.00 0.00 0.00
  59   29.00 29.00 26.00 25.00 22.00 18.00 15.00 11.00  7.00  4.00 0.00 0.00 0.00 0.00 0.00

  60   31.00 31.00 28.00 27.00 23.00 19.00 15.00 12.00  8.00  4.00 0.00 0.00 0.00 0.00 0.00
  61   33.00 33.00 29.00 28.00 24.00 20.00 16.00 12.00  8.00  4.00 0.00 0.00 0.00 0.00 0.00
  62   34.00 34.00 31.00 30.00 26.00 22.00 17.00 13.00  9.00  4.00 0.00 0.00 0.00 0.00 0.00
  63   36.00 36.00 32.00 31.00 27.00 23.00 18.00 14.00  9.00  5.00 0.00 0.00 0.00 0.00 0.00
  64   39.00 39.00 34.00 33.00 29.00 24.00 19.00 14.00 10.00  5.00 0.00 0.00 0.00 0.00 0.00
  65   41.00 39.00 35.00 34.00 31.00 26.00 20.00 15.00 10.00  5.00 0.00 0.00 0.00 0.00 0.00
  66   39.00 38.00 34.00 33.00 31.00 26.00 21.00 16.00 10.00  5.00 0.00 0.00 0.00 0.00 0.00
  67   38.00 36.00 34.00 33.00 30.00 26.00 21.00 16.00 10.00  5.00 0.00 0.00 0.00 0.00 0.00
  68   36.00 34.00 33.00 32.00 30.00 26.00 21.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  69   34.00 33.00 31.00 30.00 29.00 27.00 21.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00

  70   33.00 31.00 30.00 29.00 27.00 26.00 21.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  71   31.00 30.00 28.00 27.00 26.00 25.00 21.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  72   29.00 28.00 27.00 26.00 24.00 23.00 22.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  73   28.00 26.00 25.00 24.00 23.00 22.00 20.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  74   26.00 25.00 24.00 23.00 21.00 20.00 19.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  75   24.00 23.00 22.00 21.00 20.00 19.00 18.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  76   24.00 23.00 22.00 21.00 20.00 19.00 18.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  77   24.00 23.00 22.00 21.00 20.00 19.00 18.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  78   24.00 23.00 22.00 21.00 19.00 18.00 17.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  79   24.00 23.00 21.00 20.00 19.00 18.00 17.00 16.00 11.00  6.00 0.00 0.00 0.00 0.00 0.00

  80   24.00 22.00 21.00 20.00 19.00 18.00 17.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  81   23.00 22.00 21.00 20.00 19.00 18.00 17.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  82   23.00 22.00 21.00 20.00 19.00 18.00 17.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  83   23.00 22.00 21.00 20.00 19.00 18.00 17.00 16.00 11.00  5.00 0.00 0.00 0.00 0.00 0.00
  84   23.00 22.00 21.00 20.00 19.00 18.00 17.00 15.00 10.00  5.00 0.00 0.00 0.00 0.00 0.00
  85   23.00 22.00 21.00 19.00 18.00 17.00 16.00 15.00 10.00  5.00 0.00 0.00 0.00 0.00 0.00

 07921                              Page 31                                  F

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge for each partial surrender as described in the Partial Surrender provision.

ISSUE
 AGE  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR YEAR YEAR YEAR
MALE   1     2     3     4     5     6     7     8     9     10    11    12   13   14  15+
----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ---- ----
  0    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  1    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  2    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  3    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  4    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  5    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  6    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  7    5.00  5.00  5.00  5.00  4.00  4.00  3.00  3.00  2.00  2.00  2.00 1.00 1.00 1.00 0.00
  8    5.00  5.00  5.00  5.00  4.00  4.00  3.00  3.00  2.00  2.00  2.00 2.00 2.00 2.00 0.00
  9    5.00  5.00  5.00  5.00  5.00  4.00  4.00  3.00  3.00  2.00  2.00 2.00 2.00 2.00 0.00

 10    6.00  6.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00  3.00  3.00 2.00 2.00 2.00 0.00
 11    6.00  6.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00  3.00  3.00 2.00 2.00 2.00 0.00
 12    6.00  6.00  6.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00  3.00 2.00 2.00 2.00 0.00
 13    6.00  6.00  6.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00  3.00 3.00 3.00 3.00 0.00
 14    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 15    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 16    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 17    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 18    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 19    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00

 20    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 21    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 22    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 23    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 24    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 25    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 26    8.00  8.00  8.00  8.00  8.00  7.00  7.00  6.00  6.00  5.00  5.00 4.00 3.00 3.00 0.00
 27    8.00  8.00  8.00  8.00  8.00  8.00  8.00  7.00  6.00  5.00  5.00 4.00 4.00 3.00 0.00
 28    9.00  9.00  9.00  9.00  9.00  8.00  8.00  7.00  7.00  6.00  6.00 5.00 4.00 3.00 0.00
 29   10.00 10.00 10.00 10.00 10.00  9.00  9.00  8.00  8.00  7.00  7.00 5.00 4.00 3.00 0.00

 30   11.00 11.00 11.00 11.00 11.00 10.00 10.00  9.00  9.00  8.00  8.00 6.00 5.00 3.00 0.00
 31   11.00 11.00 11.00 11.00 11.00 11.00 11.00 10.00  9.00  8.00  8.00 6.00 5.00 3.00 0.00
 32   12.00 12.00 12.00 12.00 12.00 12.00 12.00 11.00 10.00  9.00  9.00 7.00 5.00 3.00 0.00
 33   13.00 13.00 13.00 13.00 13.00 12.00 12.00 11.00 11.00 10.00 10.00 7.00 5.00 3.00 0.00
 34   13.00 13.00 13.00 13.00 13.00 13.00 13.00 12.00 11.00 10.00 10.00 8.00 6.00 3.00 0.00
 35   14.00 14.00 14.00 14.00 14.00 14.00 14.00 13.00 12.00 11.00 11.00 8.00 6.00 3.00 0.00
 36   15.00 15.00 15.00 15.00 15.00 15.00 15.00 14.00 13.00 12.00 11.00 8.00 6.00 3.00 0.00
 37   16.00 16.00 16.00 16.00 16.00 16.00 15.00 14.00 13.00 12.00 11.00 9.00 6.00 3.00 0.00
 38   17.00 17.00 17.00 17.00 17.00 16.00 15.00 14.00 13.00 12.00 11.00 9.00 6.00 3.00 0.00
 39   18.00 18.00 18.00 18.00 17.00 17.00 16.00 15.00 14.00 13.00 12.00 9.00 6.00 3.00 0.00

 07921                              Page 30                                  M

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

ISSUE
 AGE  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR YEAR YEAR
MALE   1     2     3     4     5     6     7     8     9     10    11    12    13   14  15+
----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ----
 40   19.00 19.00 19.00 19.00 18.00 17.00 16.00 15.00 14.00 13.00 12.00 10.00 7.00 4.00 0.00
 41   19.00 19.00 19.00 19.00 18.00 17.00 16.00 15.00 14.00 13.00 12.00 10.00 7.00 4.00 0.00
 42   20.00 20.00 20.00 20.00 19.00 18.00 17.00 16.00 15.00 14.00 12.00 10.00 7.00 4.00 0.00
 43   21.00 21.00 21.00 20.00 19.00 18.00 17.00 16.00 15.00 14.00 13.00 10.00 7.00 4.00 0.00
 44   22.00 22.00 22.00 21.00 20.00 19.00 18.00 17.00 16.00 14.00 13.00 11.00 7.00 4.00 0.00
 45   23.00 23.00 22.00 21.00 20.00 19.00 18.00 17.00 16.00 15.00 14.00 11.00 7.00 4.00 0.00
 46   25.00 24.00 23.00 22.00 21.00 20.00 19.00 18.00 16.00 15.00 13.00 10.00 6.00 4.00 0.00
 47   26.00 25.00 24.00 23.00 22.00 20.00 19.00 18.00 16.00 14.00 11.00  9.00 6.00 3.00 0.00
 48   26.00 25.00 24.00 23.00 22.00 21.00 20.00 19.00 16.00 13.00 10.00  8.00 5.00 3.00 0.00
 49   27.00 26.00 25.00 24.00 23.00 22.00 20.00 18.00 15.00 12.00  8.00  7.00 4.00 2.00 0.00

 50   28.00 27.00 26.00 25.00 24.00 22.00 21.00 18.00 14.00 11.00  7.00  6.00 4.00 2.00 0.00
 51   29.00 28.00 27.00 26.00 24.00 23.00 21.00 17.00 13.00  9.00  6.00  4.00 3.00 2.00 0.00
 52   30.00 29.00 28.00 27.00 25.00 23.00 21.00 17.00 12.00  8.00  4.00  3.00 2.00 0.00 0.00
 53   31.00 30.00 29.00 28.00 26.00 24.00 20.00 16.00 12.00  7.00  3.00  2.00 0.00 0.00 0.00
 54   32.00 31.00 30.00 29.00 27.00 24.00 20.00 16.00 11.00  6.00  5.00  0.00 0.00 0.00 0.00
 55   34.00 32.00 31.00 30.00 28.00 24.00 20.00 15.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 56   35.00 34.00 32.00 31.00 29.00 26.00 21.00 15.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 57   36.00 35.00 34.00 32.00 31.00 27.00 22.00 16.00 11.00  5.00  0.00  0.00 0.00 0.00 0.00
 58   38.00 36.00 35.00 33.00 32.00 28.00 23.00 17.00 11.00  6.00  0.00  0.00 0.00 0.00 0.00
 59   40.00 38.00 36.00 35.00 33.00 29.00 24.00 18.00 12.00  6.00  0.00  0.00 0.00 0.00 0.00

 60   41.00 39.00 37.00 36.00 34.00 31.00 25.00 18.00 12.00  6.00  0.00  0.00 0.00 0.00 0.00
 61   40.00 39.00 37.00 36.00 34.00 31.00 25.00 18.00 12.00  6.00  0.00  0.00 0.00 0.00 0.00
 62   40.00 38.00 37.00 35.00 34.00 30.00 24.00 18.00 12.00  6.00  0.00  0.00 0.00 0.00 0.00
 63   40.00 38.00 37.00 35.00 33.00 30.00 24.00 18.00 12.00  6.00  0.00  0.00 0.00 0.00 0.00
 64   39.00 38.00 36.00 35.00 33.00 29.00 24.00 18.00 12.00  6.00  0.00  0.00 0.00 0.00 0.00
 65   39.00 38.00 36.00 34.00 33.00 29.00 24.00 18.00 12.00  6.00  0.00  0.00 0.00 0.00 0.00
 66   37.00 36.00 34.00 33.00 31.00 28.00 24.00 18.00 12.00  6.00  0.00  0.00 0.00 0.00 0.00
 67   35.00 34.00 32.00 31.00 29.00 28.00 23.00 17.00 12.00  6.00  0.00  0.00 0.00 0.00 0.00
 68   33.00 31.00 30.00 29.00 27.00 26.00 23.00 17.00 11.00  6.00  0.00  0.00 0.00 0.00 0.00
 69   31.00 29.00 28.00 27.00 25.00 24.00 22.00 17.00 11.00  6.00  0.00  0.00 0.00 0.00 0.00

 70   28.00 27.00 26.00 25.00 24.00 22.00 21.00 17.00 11.00  6.00  0.00  0.00 0.00 0.00 0.00
 71   26.00 25.00 24.00 23.00 22.00 21.00 19.00 16.00 11.00  5.00  0.00  0.00 0.00 0.00 0.00
 72   24.00 23.00 22.00 21.00 20.00 19.00 18.00 16.00 11.00  5.00  0.00  0.00 0.00 0.00 0.00
 73   22.00 21.00 20.00 19.00 18.00 17.00 16.00 15.00 11.00  5.00  0.00  0.00 0.00 0.00 0.00
 74   20.00 19.00 18.00 17.00 16.00 15.00 14.00 14.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 75   18.00 17.00 16.00 15.00 15.00 14.00 13.00 12.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 76   18.00 17.00 16.00 15.00 14.00 14.00 13.00 12.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 77   18.00 17.00 16.00 15.00 14.00 13.00 13.00 12.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 78   17.00 17.00 16.00 15.00 14.00 13.00 12.00 12.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 79   17.00 16.00 16.00 15.00 14.00 13.00 12.00 12.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00

 80   17.00 16.00 15.00 15.00 14.00 13.00 12.00 12.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 81   17.00 16.00 15.00 14.00 14.00 13.00 12.00 11.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 82   17.00 16.00 15.00 14.00 13.00 13.00 12.00 11.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 83   17.00 16.00 15.00 14.00 13.00 13.00 12.00 11.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 84   17.00 16.00 15.00 14.00 13.00 13.00 12.00 11.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 85   17.00 16.00 15.00 14.00 13.00 13.00 12.00 11.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00

 07921                              Page 31                                  M

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge for each partial surrender as described in the Partial Surrender provision.

ISSUE YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR YEAR YEAR YEAR
 AGE   1     2     3     4     5     6     7     8     9     10    11    12   13   14  15+
----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ---- ----
  0    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  1    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  2    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  3    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  4    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  5    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  6    4.00  4.00  4.00  4.00  3.00  3.00  2.00  2.00  1.00  1.00  1.00 1.00 1.00 1.00 0.00
  7    5.00  5.00  5.00  5.00  4.00  4.00  3.00  3.00  2.00  2.00  2.00 1.00 1.00 1.00 0.00
  8    5.00  5.00  5.00  5.00  4.00  4.00  3.00  3.00  2.00  2.00  2.00 2.00 2.00 2.00 0.00
  9    5.00  5.00  5.00  5.00  5.00  4.00  4.00  3.00  3.00  2.00  2.00 2.00 2.00 2.00 0.00

 10    6.00  6.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00  3.00  3.00 2.00 2.00 2.00 0.00
 11    6.00  6.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00  3.00  3.00 2.00 2.00 2.00 0.00
 12    6.00  6.00  6.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00  3.00 2.00 2.00 2.00 0.00
 13    6.00  6.00  6.00  6.00  6.00  5.00  5.00  4.00  4.00  3.00  3.00 3.00 3.00 3.00 0.00
 14    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 15    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 16    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 17    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 18    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 19    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00

 20    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 21    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 22    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 23    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 24    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 25    7.00  7.00  7.00  7.00  7.00  6.00  6.00  5.00  5.00  4.00  4.00 3.00 3.00 3.00 0.00
 26    7.00  7.00  7.00  7.00  7.00  6.00  6.00  6.00  5.00  5.00  5.00 4.00 3.00 3.00 0.00
 27    8.00  8.00  8.00  8.00  8.00  7.00  7.00  7.00  6.00  5.00  5.00 4.00 4.00 3.00 0.00
 28    8.00  8.00  8.00  8.00  8.00  7.00  7.00  7.00  6.00  6.00  6.00 5.00 4.00 3.00 0.00
 29    9.00  9.00  9.00  9.00  9.00  8.00  8.00  8.00  7.00  6.00  6.00 5.00 4.00 3.00 0.00

 30   10.00 10.00 10.00 10.00 10.00  9.00  9.00  8.00  8.00  7.00  7.00 6.00 5.00 3.00 0.00
 31   10.00 10.00 10.00 10.00 10.00 10.00 10.00  9.00  8.00  7.00  7.00 6.00 5.00 3.00 0.00
 32   11.00 11.00 11.00 11.00 11.00 11.00 11.00 10.00  9.00  8.00  8.00 6.00 5.00 3.00 0.00
 33   12.00 12.00 12.00 12.00 12.00 11.00 11.00 10.00 10.00  9.00  9.00 7.00 5.00 3.00 0.00
 34   12.00 12.00 12.00 12.00 12.00 12.00 12.00 11.00 10.00  9.00  9.00 7.00 6.00 3.00 0.00
 35   13.00 13.00 13.00 13.00 13.00 13.00 13.00 12.00 11.00 10.00 10.00 7.00 6.00 3.00 0.00
 36   14.00 14.00 14.00 14.00 14.00 14.00 14.00 13.00 12.00 11.00 10.00 7.00 6.00 3.00 0.00
 37   15.00 15.00 15.00 15.00 15.00 15.00 15.00 13.00 12.00 11.00 11.00 8.00 6.00 3.00 0.00
 38   16.00 16.00 16.00 16.00 16.00 16.00 15.00 14.00 13.00 12.00 11.00 8.00 6.00 3.00 0.00
 39   17.00 17.00 17.00 17.00 17.00 16.00 15.00 14.00 13.00 12.00 11.00 8.00 6.00 3.00 0.00

 07921                              Page 30                                  U

            TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

ISSUE YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR  YEAR YEAR YEAR
 AGE   1     2     3     4     5     6     7     8     9     10    11    12    13   14  15+
----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ---- ---- ----
 40   18.00 18.00 18.00 18.00 18.00 17.00 16.00 15.00 14.00 13.00 12.00  9.00 7.00 4.00 0.00
 41   18.00 18.00 18.00 18.00 18.00 17.00 16.00 15.00 14.00 13.00 12.00  9.00 7.00 4.00 0.00
 42   19.00 19.00 19.00 19.00 18.00 18.00 16.00 16.00 14.00 13.00 12.00  9.00 7.00 4.00 0.00
 43   20.00 20.00 20.00 20.00 19.00 18.00 17.00 16.00 15.00 14.00 12.00  9.00 7.00 4.00 0.00
 44   20.00 20.00 20.00 20.00 19.00 18.00 17.00 16.00 15.00 14.00 13.00 10.00 7.00 4.00 0.00
 45   21.00 21.00 21.00 21.00 20.00 19.00 18.00 17.00 16.00 15.00 13.00 10.00 7.00 4.00 0.00
 46   23.00 23.00 22.00 21.00 21.00 20.00 18.00 17.00 16.00 14.00 12.00  9.00 6.00 4.00 0.00
 47   24.00 24.00 23.00 22.00 21.00 20.00 19.00 17.00 15.00 13.00 10.00  8.00 6.00 3.00 0.00
 48   26.00 25.00 24.00 23.00 22.00 21.00 19.00 17.00 15.00 12.00  9.00  8.00 5.00 3.00 0.00
 49   27.00 26.00 25.00 24.00 23.00 21.00 19.00 17.00 14.00 11.00  7.00  7.00 4.00 2.00 0.00

 50   28.00 27.00 25.00 24.00 23.00 21.00 19.00 17.00 13.00 10.00  7.00  6.00 4.00 2.00 0.00
 51   29.00 27.00 26.00 25.00 24.00 21.00 19.00 16.00 12.00  8.00  6.00  4.00 3.00 2.00 0.00
 52   30.00 28.00 27.00 26.00 25.00 21.00 19.00 16.00 11.00  7.00  4.00  3.00 2.00 0.00 0.00
 53   31.00 29.00 28.00 27.00 26.00 22.00 18.00 15.00 11.00  6.00  3.00  2.00 0.00 0.00 0.00
 54   32.00 31.00 29.00 28.00 26.00 22.00 18.00 15.00 10.00  6.00  5.00  0.00 0.00 0.00 0.00
 55   33.00 32.00 30.00 29.00 27.00 22.00 18.00 14.00  9.00  5.00  0.00  0.00 0.00 0.00 0.00
 56   34.00 33.00 32.00 30.00 29.00 24.00 19.00 14.00  9.00  5.00  0.00  0.00 0.00 0.00 0.00
 57   36.00 34.00 33.00 31.00 30.00 25.00 20.00 15.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 58   37.00 36.00 34.00 33.00 31.00 26.00 21.00 16.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 59   39.00 37.00 36.00 33.00 32.00 27.00 22.00 17.00 11.00  6.00  0.00  0.00 0.00 0.00 0.00

 60   40.00 39.00 36.00 34.00 34.00 29.00 23.00 17.00 11.00  6.00  0.00  0.00 0.00 0.00 0.00
 61   41.00 39.00 36.00 34.00 34.00 29.00 23.00 17.00 11.00  6.00  0.00  0.00 0.00 0.00 0.00
 62   40.00 39.00 37.00 35.00 34.00 28.00 23.00 17.00 11.00  6.00  0.00  0.00 0.00 0.00 0.00
 63   40.00 39.00 36.00 35.00 34.00 29.00 23.00 17.00 11.00  6.00  0.00  0.00 0.00 0.00 0.00
 64   40.00 38.00 36.00 35.00 33.00 28.00 23.00 17.00 12.00  6.00  0.00  0.00 0.00 0.00 0.00
 65   39.00 38.00 36.00 35.00 33.00 28.00 23.00 17.00 12.00  6.00  0.00  0.00 0.00 0.00 0.00
 66   37.00 36.00 35.00 33.00 31.00 28.00 23.00 18.00 12.00  6.00  0.00  0.00 0.00 0.00 0.00
 67   35.00 34.00 33.00 31.00 30.00 28.00 23.00 17.00 12.00  6.00  0.00  0.00 0.00 0.00 0.00
 68   33.00 32.00 31.00 29.00 28.00 26.00 23.00 17.00 11.00  6.00  0.00  0.00 0.00 0.00 0.00
 69   31.00 30.00 29.00 27.00 26.00 25.00 22.00 17.00 11.00  6.00  0.00  0.00 0.00 0.00 0.00

 70   29.00 28.00 27.00 26.00 24.00 23.00 22.00 17.00 11.00  6.00  0.00  0.00 0.00 0.00 0.00
 71   27.00 26.00 25.00 24.00 23.00 21.00 20.00 16.00 11.00  5.00  0.00  0.00 0.00 0.00 0.00
 72   25.00 24.00 23.00 22.00 21.00 20.00 19.00 16.00 11.00  5.00  0.00  0.00 0.00 0.00 0.00
 73   23.00 22.00 21.00 20.00 19.00 18.00 17.00 16.00 11.00  5.00  0.00  0.00 0.00 0.00 0.00
 74   21.00 20.00 19.00 18.00 17.00 16.00 15.00 14.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 75   19.00 18.00 17.00 16.00 16.00 15.00 14.00 13.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 76   19.00 18.00 17.00 16.00 15.00 15.00 14.00 13.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 77   19.00 18.00 17.00 16.00 15.00 14.00 14.00 13.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 78   19.00 18.00 17.00 16.00 15.00 14.00 13.00 13.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 79   19.00 18.00 17.00 16.00 15.00 14.00 13.00 13.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00

 80   19.00 18.00 17.00 16.00 15.00 14.00 13.00 12.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 81   18.00 17.00 16.00 16.00 15.00 14.00 13.00 12.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 82   18.00 17.00 16.00 15.00 15.00 14.00 13.00 12.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 83   18.00 17.00 16.00 15.00 14.00 14.00 13.00 12.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 84   18.00 17.00 16.00 15.00 14.00 14.00 13.00 12.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00
 85   18.00 17.00 16.00 15.00 14.00 14.00 13.00 12.00 10.00  5.00  0.00  0.00 0.00 0.00 0.00

 07921                              Page 31                                  U

          TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                OPTION 1 TABLE
                      INSTALLMENTS FOR A SPECIFIED PERIOD

 NUMBER   AMOUNT OF    NUMBER   AMOUNT OF    NUMBER   AMOUNT OF    NUMBER   AMOUNT OF
OF YEARS   MONTHLY    OF YEARS   MONTHLY    OF YEARS   MONTHLY    OF YEARS   MONTHLY
PAYABLE  INSTALLMENTS PAYABLE  INSTALLMENTS PAYABLE  INSTALLMENTS PAYABLE  INSTALLMENTS
-------- ------------ -------- ------------ -------- ------------ -------- ------------
    1       $84.09       11       $8.42        21       $4.85        31       $3.59
    2        42.46       12        7.80        22        4.67        32        3.51
    3        28.59       13        7.26        23        4.51        33        3.44
    4        21.65       14        6.81        24        4.36        34        3.37
    5        17.49       15        6.42        25        4.22        35        3.30

    6        14.72       16        6.07        26        4.10        36        3.23
    7        12.74       17        5.77        27        3.98        37        3.17
    8        11.25       18        5.50        28        3.87        38        3.12
    9        10.10       19        5.26        29        3.77        39        3.06
   10         9.18       20        5.04        30        3.68        40        3.01

                                OPTION 3 TABLE
              INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD

                                           AGE OF
   AGE OF PAYEE     GUARANTEED PERIOD      PAYEE      GUARANTEED PERIOD
   ------------ -------------------------- ------ --------------------------
      FEMALE    10 YEARS 15 YEARS 20 YEARS FEMALE 10 YEARS 15 YEARS 20 YEARS
      ------    -------- -------- -------- ------ -------- -------- --------
        10       $2.11    $2.11    $2.11     50    $3.12    $3.11    $3.09
        11        2.13    2.13     2.12      51    3.18     3.16     3.14
        12        2.14    2.14     2.14      52    3.23     3.22     3.19
        13        2.15    2.15     2.15      53    3.29     3.27     3.24
        14        2.16    2.16     2.16      54    3.35     3.33     3.30

        15        2.18    2.18     2.17      55    3.41     3.39     3.36
        16        2.19    2.19     2.19      56    3.48     3.46     3.41
        17        2.20    2.20     2.20      57    3.55     3.52     3.48
        18        2.22    2.22     2.22      58    3.63     3.59     3.54
        19        2.23    2.23     2.23      59    3.70     3.67     3.60

        20        2.25    2.25     2.25      60    3.79     3.74     3.67
        21        2.27    2.26     2.26      61    3.87     3.82     3.74
        22        2.28    2.28     2.28      62    3.97     3.91     3.81
        23        2.30    2.30     2.30      63    4.06     4.00     3.88
        24        2.32    2.32     2.31      64    4.17     4.09     3.96

        25        2.33    2.33     2.33      65    4.28     4.18     4.03
        26        2.35    2.35     2.35      66    4.39     4.28     4.11
        27        2.37    2.37     2.37      67    4.51     4.39     4.18
        28        2.39    2.39     2.39      68    4.64     4.49     4.26
        29        2.41    2.41     2.41      69    4.77     4.60     4.33

        30       2.44     2.43     2.43      70    4.92     4.71     4.41
        31       2.46     2.46     2.46      71    5.07     4.83     4.48
        32       2.48     2.48     2.48      72    5.22     4.94     4.54
        33       2.51     2.50     2.50      73    5.39     5.06     4.61
        34       2.53     2.53     2.53      74    5.56     5.18     4.67

        35       2.56     2.56     2.55      75    5.74     5.29     4.72
        36       2.59     2.58     2.58      76    5.92     5.40     4.77
        37       2.61     2.61     2.61      77    6.11     5.51     4.81
        38       2.64     2.64     2.64      78    6.31     5.62     4.85
        39       2.68     2.67     2.67      79    6.51     5.72     4.89

        40       2.71     2.70     2.70      80    6.71     5.81     4.92
        41       2.74     2.74     2.73      81    6.91     5.89     4.94
        42       2.78     2.77     2.77      82    7.11     5.97     4.96
        43       2.81     2.81     2.80      83    7.31     6.04     4.98
        44       2.85     2.85     2.84      84    7.50     6.10     5.00

        45       2.89     2.89     2.88      85    7.68     6.16     5.01
        46       2.93     2.93     2.92      86    7.85     6.21     5.02
        47       2.98     2.97     2.96      87    8.01     6.25     5.03
        48       3.02     3.02     3.00      88    8.16     6.28     5.03
        49       3.07     3.06     3.05      89    8.30     6.31     5.04
                                             90    8.42     6.34     5.04

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

 07921                              Page 32

          TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                OPTION 1 TABLE
                      INSTALLMENTS FOR A SPECIFIED PERIOD

 NUMBER   AMOUNT OF    NUMBER   AMOUNT OF    NUMBER   AMOUNT OF    NUMBER   AMOUNT OF
OF YEARS   MONTHLY    OF YEARS   MONTHLY    OF YEARS   MONTHLY    OF YEARS   MONTHLY
PAYABLE  INSTALLMENTS PAYABLE  INSTALLMENTS PAYABLE  INSTALLMENTS PAYABLE  INSTALLMENTS
-------- ------------ -------- ------------ -------- ------------ -------- ------------
    1       $84.09       11       $8.42        21       $4.85        31       $3.59
    2        42.46       12        7.80        22        4.67        32        3.51
    3        28.59       13        7.26        23        4.51        33        3.44
    4        21.65       14        6.81        24        4.36        34        3.37
    5        17.49       15        6.42        25        4.22        35        3.30

    6        14.72       16        6.07        26        4.10        36        3.23
    7        12.74       17        5.77        27        3.98        37        3.17
    8        11.25       18        5.50        28        3.87        38        3.12
    9        10.10       19        5.26        29        3.77        39        3.06
   10         9.18       20        5.04        30        3.68        40        3.01

                                OPTION 3 TABLE
              INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD

AGE OF PAYEE     GUARANTEED PERIOD      AGE OF PAYEE     GUARANTEED PERIOD
------------ -------------------------- ------------ --------------------------
    MALE     10 YEARS 15 YEARS 20 YEARS     MALE     10 YEARS 15 YEARS 20 YEARS
------------ -------- -------- -------- ------------ -------- -------- --------
     10       $2.17    $2.17    $2.16        50       $3.31    $3.29    $3.25
     11        2.18     2.18     2.18        51        3.37     3.35     3.31
     12        2.19     2.19     2.19        52        3.43     3.41     3.36
     13        2.21     2.21     2.20        53        3.50     3.47     3.42
     14        2.22     2.22     2.22        54        3.57     3.53     3.47

     15        2.24     2.23     2.23        55        3.64     3.60     3.53
     16        2.25     2.25     2.25        56        3.72     3.67     3.60
     17        2.27     2.26     2.26        57        3.80     3.74     3.66
     18        2.28     2.28     2.28        58        3.88     3.82     3.72
     19        2.30     2.30     2.29        59        3.97     3.90     3.79

     20        2.32     2.31     2.31        60        4.06     3.98     3.86
     21        2.33     2.33     2.33        61        4.16     4.07     3.92
     22        2.35     2.35     2.35        62        4.26     4.16     3.99
     23        2.37     2.37     2.37        63        4.37     4.25     4.06
     24        2.39     2.39     2.39        64        4.49     4.34     4.13

     25        2.41     2.41     2.41        65        4.61     4.44     4.20
     26        2.43     2.43     2.43        66        4.73     4.54     4.27
     27        2.45     2.45     2.45        67        4.86     4.64     4.34
     28        2.48     2.47     2.47        68        5.00     4.75     4.40
     29        2.50     2.50     2.49        69        5.14     4.85     4.47

     30        2.52     2.52     2.52        70        5.29     4.95     4.53
     31        2.55     2.55     2.54        71        5.44     5.06     4.59
     32        2.58     2.57     2.57        72        5.60     5.16     4.64
     33        2.60     2.60     2.60        73        5.76     5.27     4.69
     34        2.63     2.63     2.62        74        5.92     5.37     4.74

     35        2.66     2.66     2.65        75        6.09     5.47     4.78
     36        2.69     2.69     2.68        76        6.27     5.56     4.82
     37        2.73     2.72     2.72        77        6.44     5.66     4.86
     38        2.76     2.76     2.75        78        6.62     5.74     4.89
     39        2.80     2.79     2.78        79        6.80     5.82     4.92

     40        2.84     2.83     2.82        80        6.98     5.90     4.94
     41        2.87     2.87     2.86        81        7.16     5.97     4.96
     42        2.92     2.91     2.89        82        7.34     6.04     4.98
     43        2.96     2.95     2.93        83        7.51     6.10     5.00
     44        3.00     2.99     2.97        84        7.67     6.15     5.01

     45        3.05     3.04     3.02        85        7.83     6.20     5.02
     46        3.10     3.08     3.06        86        7.98     6.24     5.02
     47        3.15     3.13     3.11        87        8.12     6.27     5.03
     48        3.20     3.18     3.15        88        8.26     6.30     5.03
     49        3.25     3.23     3.20        89        8.38     6.33     5.04
                                             90        8.50     6.35     5.04

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

 07921                              Page 33

          TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                OPTION 1 TABLE
                      INSTALLMENTS FOR A SPECIFIED PERIOD

 NUMBER   AMOUNT OF    NUMBER   AMOUNT OF    NUMBER   AMOUNT OF    NUMBER   AMOUNT OF
OF YEARS   MONTHLY    OF YEARS   MONTHLY    OF YEARS   MONTHLY    OF YEARS   MONTHLY
PAYABLE  INSTALLMENTS PAYABLE  INSTALLMENTS PAYABLE  INSTALLMENTS PAYABLE  INSTALLMENTS
-------- ------------ -------- ------------ -------- ------------ -------- ------------
    1       $84.09       11       $8.42        21       $4.85        31       $3.59
    2        42.46       12        7.80        22        4.67        32        3.51
    3        28.59       13        7.26        23        4.51        33        3.44
    4        21.65       14        6.81        24        4.36        34        3.37
    5        17.49       15        6.42        25        4.22        35        3.30

    6        14.72       16        6.07        26        4.10        36        3.23
    7        12.74       17        5.77        27        3.98        37        3.17
    8        11.25       18        5.50        28        3.87        38        3.12
    9        10.10       19        5.26        29        3.77        39        3.06
   10         9.18       20        5.04        30        3.68        40        3.01

                                OPTION 3 TABLE
              INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD

                    GUARANTEED PERIOD                 GUARANTEED PERIOD
                --------------------------        --------------------------
                                           AGE OF
   AGE OF PAYEE 10 YEARS 15 YEARS 20 YEARS PAYEE  10 YEARS 15 YEARS 20 YEARS
   ------------ -------- -------- -------- ------ -------- -------- --------
        10       $2.14    $2.13    $2.13     50    $3.20    $3.18    $3.16
        11        2.15     2.15     2.15     51     3.25     3.24     3.21
        12        2.16     2.16     2.16     52     3.31     3.29     3.26
        13        2.17     2.17     2.17     53     3.37     3.35     3.32
        14        2.19     2.19     2.18     54     3.44     3.41     3.37

        15        2.20     2.20     2.20     55     3.51     3.48     3.43
        16        2.21     2.21     2.21     56     3.58     3.54     3.49
        17        2.23     2.23     2.23     57     3.65     3.61     3.55
        18        2.24     2.24     2.24     58     3.73     3.69     3.61
        19        2.26     2.26     2.26     59     3.81     3.76     3.68

        20        2.28     2.28     2.27     60     3.90     3.84     3.75
        21        2.29     2.29     2.29     61     3.99     3.92     3.82
        22        2.31     2.31     2.31     62     4.09     4.01     3.89
        23        2.33     2.33     2.32     63     4.19     4.10     3.96
        24        2.35     2.34     2.34     64     4.30     4.19     4.03

        25        2.37     2.36     2.36     65     4.41     4.29     4.10
        26        2.39     2.38     2.38     66     4.53     4.39     4.18
        27        2.41     2.40     2.40     67     4.65     4.49     4.25
        28        2.43     2.43     2.42     68     4.78     4.60     4.32
        29        2.45     2.45     2.44     69     4.92     4.70     4.39

        30        2.47     2.47     2.47     70     5.07     4.81     4.46
        31        2.50     2.49     2.49     71     5.22     4.92     4.52
        32        2.52     2.52     2.52     72     5.37     5.03     4.58
        33        2.56     2.54     2.54     73     5.54     5.14     4.64
        34        2.57     2.57     2.57     74     5.71     5.26     4.70

        35        2.60     2.60     2.59     75     5.88     5.36     4.75
        36        2.63     2.63     2.62     76     6.06     5.47     4.79
        37        2.66     2.66     2.65     77     6.25     5.57     4.83
        38        2.69     2.69     2.68     78     6.44     5.67     4.87
        39        2.73     2.72     2.71     79     6.63     5.76     4.90

        40        2.76     2.76     2.75     80     6.82     5.85     4.93
        41        2.80     2.79     2.78     81     7.02     5.93     4.95
        42        2.83     2.83     2.82     82     7.21     6.00     4.97
        43        2.87     2.87     2.86     83     7.39     6.06     4.99
        44        2.91     2.91     2.89     84     7.57     6.12     5.00

        45        2.96     2.95     2.93     85     7.74     6.17     5.01
        46        3.00     2.99     2.98     86     7.90     6.22     5.02
        47        3.05     3.04     3.02     87     8.06     6.26     5.03
        48        3.10     3.08     3.06     88     8.20     6.29     5.03
        49        3.15     3.13     3.11     89     8.33     6.32     5.04
                                             90     8.45     6.35     5.04

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

 07921                              Page 32                                  U

                             AMERICAN GENERAL LIFE
                               INSURANCE COMPANY
                                A STOCK COMPANY

This is a FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date and while this policy is in force. Investment results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible and will be based on the amount and frequency of premiums paid and the investment results of the Separate Account. NON-PARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

                For Information, Service or to make a Complaint

        Contact Your Servicing Agent, or Our VUL Administrative Center

                             2727-A ALLEN PARKWAY
                                P. O. BOX 4880
                           HOUSTON, TEXAS 77019-2191
                                1-800-340-2765

07921